                                                                   EXHIBIT 10.14

                           USE AND OCCUPANCY AGREEMENT

                                     BETWEEN

                        PAN AMERICAN WORLD AIRWAYS, INC.

                                       AND

                          ATLANTIC AVIATION CORPORATION

                                TETERBORO AIRPORT

                                 C O N T E N T S

Section
Number                                     Title                                              Page
------                                     -----                                              ----
  1.            Term                                                                             1

  2.            Rights of User                                                                   1

  3.            Construction by User                                                             2

  4.            Other Construction by the User                                                  10

  5.            Fees to Pan American                                                            10

  6.            Time of Payment and Computation of Amounts                                      14

  7.            Care, Maintenance and Repair                                                    15

  8.            Obstruction Lights                                                              16

  9.            Insurance                                                                       17

  10.           Indemnity, Liability Insurance                                                  19

  11.           Ingress and Egress                                                              20

  12.           Various Obligations of the User                                                 21

  13.           Prohibited Acts                                                                 24

  14.           Rules and Regulations                                                           26

  15.           Signs                                                                           26

  16.           Assignment                                                                      26

  17.           Condemnation                                                                    27

  18.           Non-Discrimination                                                              29

  19.           Governmental Requirements                                                       30

  20.           Rights of Entry Reserved                                                        31

  21.           Basic Agreement                                                                 32

  22.           Patents, Trademarks                                                             32

  23.           Additional Fees and Charges                                                     32

Section
Number                                     Title                                              Page
------                                     -----                                              ----
  24.           Right of Re-Entry                                                               33

  25.           Surrender                                                                       33

  26.           Termination by Pan American                                                     33

  27.           Services by User                                                                35

  28.           Survival of the Obligations of the User                                         37

  29.           Use Subsequent to Cancellation or Termination                                   37

  30.           Remedies to be Non-Exclusive                                                    38

  31.           Limitation of Rights and Privileges Granted                                     38

  32.           Removal of Personal Property                                                    38

  33.           Brokerage                                                                       39

  34.           Notices                                                                         39

  35.           Construction and Application of Terms                                           39

  36.           Non-Liability of Individuals                                                    39

  37.           Abatement                                                                       39

  38.           Port Authority Consent                                                          40

  39.           Entire Agreement                                                                40

                Exhibit A

                Exhibit B

                Exhibit C

                Consent Agreement

                           USE AND OCCUPANCY AGREEMENT

THIS AGREEMENT, made as of February 14, 1979 by and between PAN AMERICAN WORLD AIRWAYS, INC., Pan Am Building, New York, New York 10017 (hereinafter called "Pan American"), and ATLANTIC AVIATION CORPORATION, a Delaware Corporation (hereinafter called "the User"), having an office and place of business at Teterboro Airport, Teterboro, New Jersey 07608,

                                WITNESSETH THAT:

WHEREAS, the Port Authority of New York and New Jersey (hereinafter called "the Port Authority") is the owner of Teterboro Airport (hereinafter called "the Airport") located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and,

WHEREAS, Pan American is the operator of the Airport and has the right to operate and use the Airport under an agreement between Pan American and the Port Authority dated September 19, 1967 (hereinafter called "the Basic Agreement"); and,

WHEREAS, the User desires to use and occupy the area of the Airport shown on Exhibit A as herein described and to make certain improvements thereto;

NOW, THEREFORE, for and in consideration of the respective promises and mutual agreements made by the parties hereto hereinafter set forth Pan American hereby grants to the User the right to use and occupy the ground areas at the Airport identified as AREA "A" and AREA "B" as shown in diagonal hatching on Exhibit A attached hereto and made a part hereof, together with all buildings, structures, improvements, additions and permanent installations constructed and installed thereon or therein (hereinafter called "the Space") during the term of this Agreement upon the following terms and conditions and it is hereby mutually agreed as follows:

1.       Term

         The term of this Agreement shall commence as of February 14, 1979 (hereinafter called "the effective date"), and, unless sooner terminated, shall expire on December 30, 1999.

2.       Rights of User

2.1 User shall use AREA B for the parking and servicing of aircraft only and for no other purposes whatsoever;

2.2 User shall use AREA A for the following purposes and for no other purpose whatsoever:

2.2.1 for the storage, maintenance servicing, overhaul, modification and repair of aircraft, aircraft assemblies, aircraft accessories and aircraft radio and electronic equipment and any component parts thereof, subject to the provisions of 27.2.5 hereof;

2.2.2 for the sale of aircraft, aircraft assemblies, aircraft accessories, aircraft radio and electronic equipment and any component parts thereof;

2.2.3    for the operation, leasing and chartering of general aviation aircraft;

2.2.4 for, passenger air taxi operations under Part 298 of 14CFR and for all cargo operations under said Part not conducted on a regularly scheduled basis;

2.2.5 for the parking of automobiles and other vehicles operated by officers, employees, invitees and business visitors of the User; it being understood that the parking of automotive vehicles on areas of the Space shall be subject to the prior and continuing approval of the Airport Manager;

2.2.6    for the parking of aircraft;

2.2.7    for the conduct of pilot training;

2.2.8 for business and operations offices in connection with purposes authorized hereunder;

2.2.9 for solicitation and sale of aviation insurance and the financing of general aviation aircraft sold by User;

2.2.10 for the sale of aviation fuel and aviation lubricants and for delivery of such fuel and lubricants to and into aircraft, all in accordance with the provisions of other agreements entered into or to be entered into between Pan American and the User specifically regulating such sales and deliveries and providing for the payment of fees therefor and only for such period or periods as said agreements continue in effect.

2.2.11 Notwithstanding the right granted to User to conduct pilot training hereunder, Pan American hereby reserves the right to restrict or terminate touch-and-go flight operations and to restrict the time primary flight training operations may be conducted at the Airport when, in its sole judgment, such action is deemed necessary for Airport safety.

2.2.12 All flight operations conducted at the Airport by the User shall be subject to the Schedule of Charges pertaining thereto in addition to all other fees payable by the User hereunder.

3.       Construction by User

3.1      The User agrees to construct on the Space the following facilities;

3.1.1 an aircraft hangar consisting approximately 30,000 square feet together with 5,000 square feet of shops; and

3.1.2    approximately 7,500 square feet of office and lounge area; and

3.1.3    paving to accommodate 150 auto parking spaces,

3.1.4 together with the clearing and grading of the ground area contained within the Space and the installation on or in the Space such utilities as may be appropriate or necessary for the utilization of the Space for the purposes the User is permitted to use the same under Section 2 hereof, all in ____________________________.

3.2 The User agrees to complete the construction of the facilities set forth in subsection 3.1 above on or before eighteen (18) months from the effective date hereof, provided, however, the User shall not be held in default under this subsection in the event construction cannot be completed within the said time limit due to acts of God or work stoppages.

3.3 Prior to the commencement of construction of the facilities set forth in subsection 3.1 above, or any part thereof, User shall submit to Pan American a construction application and complete plans and specifications of such proposed construction.

3.3.1 The plans and specifications shall be submitted by Pan American to the Port Authority for approval and Pan American or the Port Authority may refuse to grant approval if, in their opinion, the proposed facilities as laid out and indicated by the User on such plans, or if constructed according to such plans and specifications, the facilities:

3.3.1.1 will be structurally unsound or unsafe or hazardous for human occupancy or improper for the use and occupancy for which it is designed;

3.3.1.2  will not comply with all the requirements of this Agreement;

3.3.1.3 will not comply with Pan American's or the Port Authority's standards for harmony of external architecture of similar or future construction at the Airport;

3.3.1.4 will not comply with the standards set by Pan American or the Port Authority with respect to utility or rentability;

3.3.1.5 will be so located that there will not be sufficient clearances in respect to existing or planned projecting aprons, runways or taxiways adjacent thereto;

3.3.1.6 is designed for use for purposes other than those for which User is permitted to use the Space under this Agreement;

3.3.1.7 will be in violation of any local code, OSHA-70, NFPA as it pertains to hangars and the National Electric Code or any other law, ordinance or regulation of any governmental authority having jurisdiction over the Airport if the Port Authority were a private corporation.

3.3.1.8 will not be compatible with external and interior building materials and finishes of similar existing or future construction at the Airport;

3.3.1.9 will set forth ground elevations or heights other than those that are consistent with the proper operation and use of the Airport;

3.3.1.10 will not provide adequate circulation arteries for vehicular and pedestrian traffic and fire-fighting equipment;

3.3.1.11 will not be at locations or not be oriented in accordance with the approved comprehensive plans for the Airport.

3.4 Upon approval of such plans and specifications by Pan American and the Port Authority the User shall proceed expeditiously and with all reasonable diligence to construct, at its own expense and cost, the facilities in accordance with such approved plans and specifications.

3.4.1 The User or User's construction contractor shall furnish Pan American performance and payment bonds in a sum equal to the estimated cost of construction, in a form and with sureties satisfactory to Pan American, for the faithful performance by User of its construction obligations contained in this Agreement and for the guarantee of payment of all claims of materialmen, workmen and subcontractors. User shall deliver such bonds to Pan American prior to commencement of construction or within thirty (30) days after the award by User of construction contract or contracts, whichever occurs first.

3.5 Upon completion of any work to be performed by User hereunder, title thereto shall immediately and without execution of any further instrument vest in the Port Authority and such work shall thereupon become and thereafter be a part of the Airport.

3.6 All construction work shall be done in accordance with the following terms and conditions:

3.6.1 The User hereby assumes the risk of loss or damage to all of the construction work prior to the completion thereof and the risk of loss or damage to all property of Pan American and of the Port Authority arising out of or in connection with the performance of the construction work. In the event of such loss or damage, the User shall forthwith repair, replace and make good the construction work and the property of Pan American or of the Port Authority without cost or expense to Pan American. The User shall itself and shall also require its contractors to indemnify and hold harmless Pan American, its Directors, officers, agents and employees from and against all claims and demands, just or unjust, of third persons (including employees, officers, and agents of Pan American) arising or alleged to arise out of the performance of the construction work and for all expenses incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, whether they arise from the acts or omissions of the User, of any contractors of the User, of Pan American or of third persons, or from acts of God or of the public enemy, or otherwise

         (including claims of the Port Authority of New York and New Jersey against Pan American pursuant to the Basic Agreement whereby Pan American has agreed to indemnify the Port Authority against claims excepting only claims and demands which result solely from negligent acts done by Pan American, its Directors, officers, agents and employees subsequent to the commencement of the construction work.

3.6.2 Prior to engaging or retaining an architect or architects for the construction work, the name or names of said architect or architects shall be submitted to Pan American for its approval. Pan American shall have the right to disapprove any architect who may be unacceptable to it. All construction work shall be done in accordance with plans and specifications to be submitted to and approved by Pan American and the Port Authority prior to the commencement of the construction work, and until such approval has been obtained the User shall continue to resubmit plans and specifications as required. Upon approval of such plans and specifications the User shall proceed diligently at its sole cost and expense to perform the construction work. All construction work, including workmanship and materials, shall be of first class quality. The User shall re-do, replace or reconstruct at its own cost and expense, any construction work not done in accordance with the approved plans and specifications, the provisions of this Section or any further requirements of Pan American made in accordance with this Agreement.

3.6.3 Prior to entering into a contract for any part of the construction work, the User shall submit to Pan American for its approval the names of the contractors to whom the User proposes to award said contracts. Pan American shall have the right to disapprove any contractor who may be unacceptable to it. The User shall include in all such contracts such provisions and conditions as may be required by Pan American including, without limitation thereto, the provisions set forth in Exhibit B attached hereto and hereby made a part hereof.

3.6.4 The User shall furnish or require its architect to furnish a resident engineer during the construction period as Pan American may require. The User shall require certification by a licensed engineer of all pile driving data and of all controlled concrete work and such other certifications as may be requested by Pan American from time to time.

3.6.5 The User agrees to be solely responsible for any plans and specifications used by it and for any loss or damages resulting from the use thereof, notwithstanding the same have been approved by Pan American and the Port Authority notwithstanding the incorporation therein of Pan American or Port Authority recommendations or requirements. Notwithstanding the requirements for approval by Pan American of the contracts to be entered into by the User on the incorporation therein of Pan American requirements or recommendations, and notwithstanding any rights Pan American may have reserved to itself hereunder, Pan American shall have no liabilities or obligations of any kind to any contractors engaged by the User or for any other matter in connection therewith and the User hereby releases and discharges Pan American, its Directors, officers, representatives and employees of and from any and all liability, claims for damages or losses of any kind, whether legal or equitable, or from any action or cause of action arising or alleged to arise out of the performance of any construction work pursuant to the contracts between the User and its contractors. Any warranties contained in any construction contract entered into by the User for the performance of the construction work hereunder shall be for the benefit of Pan American and the Port Authority as well as the User.

3.6.6 Pan American shall have the right, through its duly designated representatives, to inspect the construction work and the plans and specifications thereof, at any and all times during the progress thereof and from time to time, in its discretion, to take samples and perform testing on any part of the construction work.

3.6.7 The User agrees that it shall deliver to Pan American "as-built" drawings (capable of being reproduced) of the construction work and shall during the term of this Agreement keep said drawings current showing thereon any changes or modifications which may be made. (No changes or modifications to be made without Pan American's consent.)

3.6.8 The User shall, if requested by Pan American, take all reasonable measures to prevent erosion of the soil and the blowing of sand and soil during the performance of the construction work, including but not limited to the fencing of the space or portion thereof and the covering of open areas with asphaltic emulsion or similar materials as Pan American may direct.

3.6.9 The User shall pay or cause to be paid all claims lawfully made against it by its contractors, subcontractors, materialmen and workmen, and all claims lawfully made against it by other third persons arising out of or in connection with or because of the performance of the construction work, and shall cause its contractors and subcontractors to pay all such claims lawfully made against them, provided, however, that nothing herein contained shall be construed to limit the right of the User to contest any claim of a contractor, subcontractor, materialman, workman and/or other person and no such claim shall be considered to be an obligation of the User within the meaning of this Section unless and until the same shall have been finally adjudicated. The User shall use its best efforts to resolve any such claims and shall keep Pan American fully informed of its actions with respect thereto. The User shall require its construction contractor to furnish a bond for the faithful performance of all obligations imposed upon the contractor by the construction contract and also for the payment of all lawful claims of subcontractors, materialmen and workmen arising out of the performance of said construction contract.

3.6.10 The User shall procure and maintain comprehensive general liability insurance, including automotive, with a contractual liability endorsement covering the obligations assumed by the User pursuant to this Section 3 which shall be in addition to all policies of insurance otherwise required under the Agreement or the User may provide such insurance by requiring each contractor engaged by it for the construction work to procure and maintain such insurance including such contractual liability endorsement, said insurance not to contain any care, custody or control exclusions, any exclusions for explosions, collapses or damage to underground utilities or facilities, and not to contain any exclusion for bodily injury to or sickness, disease or death of any employee of the User or of any of its contractors which would conflict with or in any way impair coverage under the contractual liability endorsement. Said insurance shall name Pan American and the Port Authority as an additional insured and be in not less than the following amounts:

         (i)      Bodily Injury Liability:

For injury to or wrongful death to one person....................   $1,000,000
For injury or wrongful death to more than one
  person for any one occurrence..................................   $3,000,000
Aggregate Products Completed Operations..........................   $3,000,000

         (ii)     Property Damage Liability:

For all damage arising out of injury to or destruction
  of property in any one occurrence..............................   $3,000,000
Aggregate Products Completed Operations..........................   $3,000,000
Aggregate Operations.............................................   $3,000,000
Aggregate Productive.............................................   $3,000,000
Aggregate Contractual............................................   $3,000,000

         The insurance required hereunder shall be maintained in effect during the performance of the construction work. A certified copy of each of the policies or a certificate or certificates evidencing the existence thereof, or binders, shall be delivered to Pan American at least fifteen (15) days prior to the commencement of any work. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be cancelled, terminated, changed or modified without giving fifteen (15) days' written advance notice thereof to Pan American and the Port Authority. The aforesaid insurance shall be written by a company or companies approved by Pan American, Pan American agreeing not to withhold its approval unreasonably. If at any time any of the insurance policies shall be or become unsatisfactory to Pan American as to form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to Pan American, the User shall promptly obtain a new and satisfactory policy in replacement, Pan American agreeing not to act unreasonably hereunder.

3.6.11 The User shall prior to the commencement of the construction work at all times during the construction work submit to Pan American all engineering studies with respect to the construction work and samples of construction materials as may be required at any time and from time to time by Pan American.

3.6.12 The User shall procure and maintain or cause to be procured and maintained Builder's Risk Completed Value Insurance covering the construction work during the performance thereof including material delivered to the construction site but not attached to the realty. Such insurance shall name Pan American, the Port Authority, the User and its contractors and subcontractors as additional assureds and such policy shall provide that the loss shall be adjusted with and payable to the User. Such proceeds shall be used by the User for the repair, replacement or rebuilding of the construction work and any excess shall be paid over to Pan American. The policies or certificates representing this insurance shall be delivered by the User to Pan American prior to the commencement of construction and each policy or certificate delivered shall bear the endorsement of or be accompanied by evidence of payment of the premium thereon and, also, a valid provision obligating the insurance company to furnish the Port Authority and Pan American fifteen (15) days' advance notice of the cancellation, termination, change or modification of the insurance evidenced by said policy or certificate. The insurance shall be written by companies approved by Pan American, Pan American agreeing not to withhold its approval unreasonably. If at any time any of the insurance policies shall be or become unsatisfactory to Pan American as to form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to Pan American, the User shall promptly obtain a new and satisfactory policy in replacement, Pan American agreeing not to act unreasonably hereunder.

3.6.13 Nothing contained in this Agreement shall grant or be deemed to grant to any contractor, architect, supplier, subcontractor or any other person engaged by the User or any of its contractors in the performance of any part of the construction work any right of action or claim against Pan American, its Directors, officers, agents and employees or the Port Authority, its Commissioners, officers, agents and employees with respect to any work any of them may do in connection with the construction work. Nothing contained herein shall create or be deemed to create any relationship between Pan American and any such contractor, architect, supplier, subcontractor or any other person engaged by the User or any of its contractors in the performance of any part of the construction work and neither Pan American nor the Port Authority shall be responsible to any of the foregoing for any payments due or alleged to be due thereto for any work performed or materials purchased in connection with the construction work.

3.6.14 When the construction work is substantially completed and is ready for use by the User, the User shall advise Pan American to such effect and shall deliver to Pan

         American a certificate by an authorized officer of the User certifying that such construction work has been constructed strictly in accordance with the approved plans and specifications and the provisions of this Agreement and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders. Thereafter, such construction work will be inspected by Pan American and if the same has been completed as specified by the User, a certificate to such effect shall be delivered to the User, subject to the condition that all risks thereafter with respect to the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the User. The User shall not use or permit the use of the construction work for the purposes set forth in this Agreement until such certificate is received from Pan American. The date of delivery of the certificate by Pan American shall constitute the Completion Date for the purposes of this Agreement.

3.6.15 The construction work shall be constructed in such a manner that there will be at all times a minimum of air pollution, water pollution or any other type of pollution and a minimum of noise emanating from, arising out of or resulting from the operations of the User under this Agreement. Accordingly, and in addition to all other obligations imposed on the User under this Agreement and without diminishing, limiting, modifying or affecting any of the same, the User shall be obligated to construct as part of the construction work hereunder such structures, fences, equipment, devices and other facilities as may be necessary or appropriate to accomplish the foregoing and all of the foregoing shall be covered under the plans and specifications of the User submitted under Section 3 hereof and shall be part of the construction work hereunder.

3.6.15.1 Notwithstanding the provisions of subsection 3.6.15 above and in addition thereto, Pan American hereby reserves the right from time to time and at any time during the term of the Agreement to require the User, subsequent to the completion of the construction work to design and construct at its sole cost and expense such further reasonable structures, fences, equipment, devices and other facilities as may be necessary or appropriate to accomplish the objectives as set forth in the first sentence of said subsection.

3.6.15.2 All locations, the manner, type and method of construction and the size of any of the foregoing shall be determined by Pan American. The User shall submit for Pan American's approval its plans and specifications covering the required work and upon receiving such approval shall proceed diligently to construct the same. All other provisions of this Section with respect to the construction work shall apply and pertain with like effect to any work which the User is obligated to perform pursuant to this subsection 3.6.15 and upon completion of each portion of such work it shall be and become a part of the construction work. The obligations assumed by the User under this subsection 3.6.15 are a special inducement and consideration to Pan American in granting this Agreement to the User.

4.       Other Construction by the User

4.1 Except as otherwise expressly provided herein, the User shall not erect any structures, make any improvements or do any other construction work on the Space, or install any fixtures (other than trade fixtures, removable without material damage to the Space, any such damage to be immediately repaired by the User) without the prior written approval of Pan American and in the event any construction, improvement, alteration, modification, addition, repair or replacement is made without such approval, then upon reasonable notice so to do, the User will remove the same or at the option of Pan American, cause the same to be changed to the satisfaction of Pan American. In case of any failure on the part of the User to comply with such notice, Pan American may effect the removal or change and User shall pay the cost thereof to Pan American.

4.2 In no event shall the User erect or be authorized to erect any structure on Area B.

5.       Fees to Pan American

5.1 Commencing upon the effective date and continuing each month until the completion of the sixtieth (60th) month of the term hereof, the User shall pay to Pan American a monthly fee of Sixteen Thousand Nine Hundred Sixty-Three Dollars ($16,963.00), subject to adjustment as hereinafter provided.

5.1.1 If the effective date occurs on a day other than the first day of a month, the fee payable for such month shall be prorated on the basis that the number of days from the effective date to the end of such month bears to the actual number of days in such month.

5.2 Commencing upon the date the User's contractor enters upon the Space to begin construction of the facilities set forth in Section 3.1 hereof and ending upon the Completion Date, the monthly fee set forth in
         Section 5.1 above shall be abated at the rate of One Thousand Two Hundred Thirty-Three Dollars ($1,233.00) per month.

5.3 Upon the effective date a structure known as Building 29 exists upon the Space. User is hereby authorized to demolish said structure in connection with the construction of facilities set forth in Section 3.1 hereof and upon the date of completion of such demolition and removal of all debris, the monthly fee set forth in Section 5.1 above shall be abated at the rate of Nine Hundred Dollars ($900.00) per month.

5.4 Upon the effective date a structure known as Building 26 exists upon the Space. User hereby agrees to demolish said structure prior to commencement of construction set forth in Section 3 hereof and upon the date of completion of such demolition and removal of all debris the monthly fee set forth in Section 5.1 above shall be abated at the rate of Fifty Dollars ($50.00) per month.

5.5 Upon the effective date a structure known as Hangar No. 3 exists upon the Space. Subject to prior approval by the Port Authority and Pan American of an alteration application for the demolition of Hangar No. 3, User may demolish said Hangar upon written authorization from Pan American to so proceed, and upon the date of completion of such demolition removal of all debris and appropriate supplemental site work to permit the Hangar No. 3 site to be used as an aircraft ramp, the monthly fee shall be abated by Five Thousand Three Hundred Eighty-Seven Dollars and Fifty Cents ($5,387.50) per month. Nothing contained herein shall constitute an obligation upon the Port Authority or Pan American to authorize the demolition of Hangar No. 3.

5.6 The abatements referred to in 5.3, 5.4 and 5.5 above shall become effective upon the date Pan American renders to User acceptance in writing of the demolition work.

5.7 Notwithstanding any provision hereof, User understands and acknowledges that upon the effective date of this Agreement Mars Aircraft Radio Service Company of New Jersey ("Mars") occupies approximately 2,096 square feet on the second floor of the west lean-to of Hangar No. 3 ("the Mars Space") under a Use and Occupancy Agreement with Pan American dated March 3, 1978 ("the Mars Agreement") and that said Mars Space is not a part of the Space under this Agreement. Starting with the second anniversary of the effective date of this Agreement or upon earlier termination of the Mars Agreement, whichever occurs first, the monthly fee shall be Seventeen Thousand Two Hundred Fifteen Dollars ($17,215.00), subject to abatement as provided in 5.2, 5.3, 5.4 and 5.5 above and subject to proration for a fractional month as set forth in 5.1.1; and thenceforth the Mars Space shall become a part of the Space under this Agreement.

5.7.1 During the occupancy of the Mars Space by Mars, User agrees to supply to Mars heat and electricity and agrees to permit Mars, its employees and customers to use the existing stairway leading from the hangar floor to the Mars Space and to use the common corridors for purposes of access to the Mars Space and as a means of access to the public street adjacent to the Space and to provide for the use of toilet facilities and washroom in the west lean-to of Hangar No. 3.

5.7.2 Further, User hereby agrees to the use by Mars, solely for its employees and customers, of twelve automobile parking spaces at rates mutually satisfactory to User and Mars; and to use space on aircraft parking ramps for the sole purpose of parking aircraft of Mars' customers at User established rates, provided, however, that such use by Mars shall be subject to approval by User as to location and that the exercise of such right of use shall not unreasonably interfere with User's operations on the Space.

5.7.3 User hereby agrees to the use by Mars of the Space for the erection of Mars' signs, subject to the approval of User and of Pan American of an alteration application.

5.8 Starting with the first day of the sixty-first (61st) full month of the term of this Agreement counting from the effective date and continuing for the next succeeding sixty (60) months, the monthly fee shall be Seventeen Thousand Two Hundred Fifteen Dollars ($17,215.00) (less any abatement granted to User under the provisions of Sections 5.3, 5.4 or
         5.5 above), multiplied by a fraction, the numerator of which shall be the Consumer Price Index for all urban consumers of the Bureau of Labor Statistics of the United States Department of Labor, all items, Selected Large Cities, for the New York-Northeastern New Jersey Area Base Year 1967 = 100 (hereinafter referred to as "the CPI") as published for the month in which the fee payment for the sixtieth
         (60th) full month of the term shall become due and the denominator of which shall be the CPI published for the month preceding the month in which the effective date falls.

5.8.1 Starting with the 121st monthly payment and continuing for the next succeeding sixty (60) months, the monthly payments shall be computed in the same manner as in Section 5.8 above, except that the numerator of the fraction shall be the CPI published for the month that the 120th monthly payment shall be due.

5.8.2 Starting with the 181st monthly payment and continuing for the next succeeding sixty (60) months, the monthly payments shall be computed in the same manner as 5.8 above except that the numerator of the fraction shall be the CPI published for the month that the 180th monthly payment shall be due.

5.8.3 Starting with the 241st monthly payment and continuing throughout the remaining term of the Agreement, the monthly payments shall be computed in the same manner as in 5.8 above except that the numerator of the fraction shall be the CPI published for the month that the 240th monthly payment shall be due.

5.8.4 In computing the adjustments for the monthly fees, in no event shall the monthly fees be less than the monthly fees payable during the five year period immediately preceding.

5.8.5 In the event any CPI is published using a base year other than 1967, the CPI shall be converted to a 1967 base year equivalent, following the instructions for such conversion provided by the Bureau of Labor Statistics or any succeeding governmental statistical authority.

5.9 In addition to the fees set forth above and commencing upon the first day of the calendar year following the effective date the User shall pay to Pan American the following percentage fees:

5.9.1 Five Percent (5%) of the gross receipts (as hereinafter defined) of the User arising during each annual period in excess of an amount ("the annual exemption amount") to be calculated (1) by determining the sum of (a) the then effective monthly fee and (b) .833% of the capital investment by the User in new buildings or new structures as such are defined in Section 17.8 hereof; and (2) multiplying said sum by a factor of two hundred forty (240); and

5.9.2    1/4 of 1% of gross receipts from sales of aircraft.

5.9.3 The term "gross receipts" as used in 5.9.1 above shall include all monies paid or payable to the User for all sales made and for all services rendered at or from the Airport, regardless of the time and place of receipt of the order therefor, and for sales made and for services rendered outside the Airport, if the order therefor is received at the Airport, and shall include revenues of any type arising out of or in connection with the activities of the User at the Airport under this Agreement except:

5.9.3.1  revenues from sales of aviation fuels and oils;

5.9.3.2  revenues from sale of new or used aircraft;

5.9.3.3  refunds to customers for returned merchandise previously reported sold;

5.9.3.4 intra-company charges for products or services not representing a direct sale or service to customers at the Airport;

5.9.3.5 avionics units or components sold concurrently with any aircraft sale which are an integral part of the aircraft sale transaction and are included in the aircraft sale price;

5.9.3.6 any taxes imposed by law which are separately stated to and paid by customers of the User and directly remitted by the User to the taxing or tax collecting authority.

5.9.4 The term "annual period" shall mean the twelve months beginning with January 1 of the calendar year following the effective date and each successive twelve month period thereafter.

5.9.5 In the event that Pan American shall enter into agreements with other users at the Airport providing for a percentage or other fee payable to Pan American for the sale of aircraft from the Airport, which fee is less than the fee as set forth in subsection 5.9.2 hereof, such lesser fee shall be substituted for the aforementioned fee upon the effective date of such agreement for such lesser fee with other users.

5.9.6 All gross receipts from the sale of aircraft by the User shall be considered as having been derived at the Airport and are subject to the percentage fee set forth in 5.9.2 above, with the exception of aircraft sales in which each and everyone of the following tests are met:

5.9.6.1  that the sale was consummated at a location other than at the Airport,

5.9.6.2 that the contract for sale was executed at a location other than at the Airport,

5.9.6.3 that the demonstration of the aircraft to the purchaser was made at a place other than the Airport, and

5.9.6.4 that the delivery of the aircraft was made at a location other than at the Airport.

5.9.7 In the event a sale of an aircraft was made for which User accepted another aircraft in trade, the value of the sale less the value allowed the customer for the aircraft taken in trade shall be subject to the percentage fee, provided, however, that the aircraft taken in trade shall be subject to said fee at its resale price when sold.

5.9.8 Sales of aircraft owned by others for which User has acted as broker shall not be considered as gross receipts from sale of aircraft, provided, however, that the brokerage fee earned by User from such sale shall be considered as gross receipts as defined in 5.7.3 above.

5.9.9 There shall be included in gross receipts and gross receipts from aircraft sales all monies paid or payable to any subsidiary of User in which User owns 50% interest or more, which monies have been derived by such subsidiaries, firms, corporations or entities exercising any of the rights and privileges hereunder at the Airport. User shall render written notice to Pan American whenever any of User's rights and privileges hereunder are being exercised by any such firms, subsidiaries, corporations or entities. The foregoing shall not be deemed to grant to any such subsidiary, firm, corporation or entity any rights or privileges granted to User hereunder.

6.       Time of Payment and Computation of Amounts

6.1 User shall pay to Pan American the monthly fees specified in the Section entitled "Fees to Pan American" hereof in advance on the first
         (1st) day of each and every month until the termination of this Agreement, provided, however, if this Agreement is terminated other than the last day of the month the last payment shall be the then effective basic monthly fee prorated in the same proportion the number of days the Agreement was effective in the last month bears to thirty
         (30) days.

6.2 For each annual period the User shall pay the gross receipts percentage fee as follows: on the twentieth (20th) day of the first (1st) month following the effective date hereof and on the twentieth (20th) day of each and every month thereafter including the month following the end of the annual period, the User shall render to Pan American a statement certified by User's principal financial officer showing its gross receipts for the preceding calendar month and its cumulative gross receipts from the date of commencement of the annual period for which the report is made, through the last day of the preceding calendar month; whenever any such statement shall show that the cumulative gross receipts for the annual period are in excess of the annual exemption amount, the User shall pay to Pan American at the time of rendering the statement an amount equal to Five Percent (5%) of such excess and shall on the twentieth (20th) day of each month thereafter during the annual period and the month next succeeding that annual period, pay to Pan American an amount equal to Five Percent (5%) of the gross receipts of each subsequent month during the annual period. At any time that the annual exemption amount is decreased by abatement so that there is an excess of gross receipts as to which such percentage fee has not been paid the same shall be payable to Pan American on demand.

6.3 Upon any termination of the use and occupancy hereunder (even if stated to have the same effect as expiration, but in no event if termination of said use and occupancy is due to termination of the Basic Agreement either by the Port Authority pursuant to any of the provisions of
         Section 15 (a) thereof or by Pan American for any reason whatsoever), the User shall, within twenty (20) days of the effective date of such termination, make a payment of such percentage fees computed as follows: First, the User shall within twenty (20) days after the effective date of termination render to Pan American a statement of gross receipts certified by User's principal financial officer for the annual period in which the effective date of termination falls; and, second, the payment when due on account of all such percentage fees for the annual period in which the effective date of termination falls shall be the excess of such percentage fees computed as follows, over the total of such percentage fee payments previously made for such annual period: Five Percent (5%) of the gross receipts of the User for such annual period which are in excess of the annual exemption amount, said annual exemption amount being multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the annual period to the effective date of termination, and the denominator of which shall be three hundred sixty-five (365).

6.4 Nothing contained in the foregoing shall affect the survival of the obligations of the User as set forth in the Sections of this Agreement covering the survival of the User's obligations.

6.5 User shall pay the percentage fee on gross receipts from sales of aircraft as follows: on the twentieth (20th) day of the first (1st) month following the commencement of the annual period and on the twentieth (20th) day of each and every month thereafter User shall render to Pan American a statement certified by User's principal financial officer showing its gross receipts from the retail sales of aircraft made during the preceding month and shall pay the percentages fee thereon at the time such statement is rendered. If no sales were made during any month, a negative statement shall be rendered to that effect.

6.6 The fees specified herein shall be payable at the office of the Manager of Teterboro Airport, 399 Industrial Avenue, Teterboro, New Jersey 07608, or such other location as may from time to time be substituted therefor.

7.       Care, Maintenance and Repair

7.1 The User shall at its own expense at all times keep in a clean and orderly condition and appearance the Space and all the User's fixtures, equipment and personal property which are located in any parts of the Space which are open to or visible by the general public.

7.2 The User shall at its own expense repair, replace or rebuild all or any part of the Space which may be damaged or destroyed by the acts or omissions of the User or by those of its employees, customers, guests or invitees or of other persons doing business with the User.

7.3 Further, the User at its own expense shall take good care of the Space, whether structural or non-structural, including therein, without limitation thereto, paved areas, fences, roofs, skylights, steelwork, walls, partitions, floors, foundations, ceilings, columns, windows, doors, glass of every kind, plumbing, heating, fire-protection, fire-alarm, sewerage, drainage, water-supply and electrical systems, including all pipes, wires, lines, conduits, equipment and fixtures and shall make all necessary repairs and replacements and do all necessary rebuilding and repainting, regardless of the cause or the condition requiring the same.

7.4 In the event the User fails to commence so to repair, replace, rebuild or paint within a period of ten (10) days after notice from Pan American so to do, or fails diligently to continue to complete the repair, replacement, rebuilding or painting of all the Space required to be repaired, replaced, rebuilt or painted by the User under the terms of this Agreement, Pan American may, at its option, and in addition to any other remedies which may be available to it, repair, replace, rebuild or paint all or any part of the Space included in the said notice, and charge the cost thereof to the User, the amount of such charge to constitute an item of additional fee.

7.5 During the period of occupancy by Mars all non-structural replacements, repairs and repainting necessary for the proper care and maintenance of the Mars Space shall be the responsibility of Mars. User shall be responsible for all structural, roof and exterior repairs of the Mars Space.

8.       Obstruction Lights

8.1 The User shall furnish such obstruction lights as Pan American shall direct, of the type and design approved by Pan American, and shall install said lights in the locations on the Space designated by Pan American and shall maintain them in first class operating condition at all times. The User shall furnish and install the bulbs and furnish the electricity necessary for the operation of the said lights, and shall operate the same in accordance with the directions of Pan American. Pan American hereby directs that all said obstruction lights shall until further notice, be operated daily for a period commencing thirty (30) minutes before sunset and ending thirty (30) minutes after sunrise and for such other periods as may be directed or requested by the Control Tower of the Airport.

9.       Insurance

9.1 The User shall, during the term of this Agreement, insure and keep insured to the extent of One Hundred Percent (100%) of the replacement value thereof, all buildings, structures, improvements, installations, facilities, and fixtures now or in the future located on the Space against such hazards and risks as may now or in the future be included under the standard form of fire insurance policy of the State of New Jersey and also against damage or loss by windstorm, cyclone, tornado, hail, explosion, riot, civil commotion, aircraft, vehicles and smoke, under the standard form of fire insurance policy of New Jersey, and the form of extended coverage endorsement prescribed as of the effective date of the said insurance by the rating organization having jurisdiction, and also covering boiler and machinery hazards and risks and also, subject to the availability thereof, covering nuclear property losses and contamination hazards and risks in a separate insurance policy or policies or as an additional coverage endorsement to the aforesaid policies in the form as may now or in the future be prescribed as of the effective date of said insurance by the rating organization having jurisdiction.

9.2 The aforesaid insurance coverages and renewals thereof shall insure the Port Authority and Pan American as their interests may appear and shall provide that the loss, if any, shall be adjusted with Pan American and the Port Authority and shall be payable to the Port Authority or Pan American as their interests may appear.

9.3 In the event the Space or any part thereof shall be damaged by any casualty against which insurance is carried pursuant to this Section the User shall promptly notify Pan American of such casualty and shall thereafter furnish to Pan American such information and data as shall enable the parties to adjust the loss.

9.4 At least seven (7) days prior to the beginning of the term of this Agreement, the policies or certificates representing said insurance shall be delivered by the User to Pan American and each policy or certificate delivered shall bear an endorsement obligating the insurance company to furnish the Port Authority and Pan American twenty
         (20) days' advance notice of the cancellation of the insurance evidenced by said policy or certificates or of any changes or endorsements which may be made thereon. Renewal policies or certificates shall be delivered to Pan American at least twenty (20) days before the expiration of the insurance which such policies are to renew.

9.4.1 The aforesaid insurance shall be written by a company or companies approved by Pan American.

9.5 To the extent that any loss is recouped by actual payment to the Port Authority or Pan American of the proceeds of the insurance herein referred to above, such proceeds will be paid to the User to cover its costs of rebuilding or repairing the portion or all of the Space which has been damaged or destroyed. Such payment will be made by Pan American to the User in installments if requested by the User and as work progresses provided that as to each request for payment the User shall certify by a responsible officer or authorized representative thereof that the amounts requested are due and payable to its contractor for work completed. Upon completion of all the work, the User shall certify by a responsible officer or authorized representative that such rebuilding and repairs have been completed, that all costs in connection therewith have been paid by the User and said costs are fair and reasonable and said certification shall also include an itemization of costs. Nothing herein contained shall be deemed to release the User from any of its repair, maintenance or rebuilding obligations under the Agreement. If the proceeds of any such insurance paid to Pan American exceed the User's costs of rebuilding or repair, the excess of such proceeds shall be retained by Pan American.

9.6 If there is damage or destruction to the Space covered by insurance under this Section, the User shall promptly repair, rebuild or replace the damaged or destroyed portion of the Space.

9.7 If the User does not so properly proceed then Pan American may repair or rebuild and may apply such proceeds of such insurance towards such repair, replacement and rebuilding, but no such application shall relieve the User of its obligations under this Agreement.

9.8 If, moreover, there is damage or destruction to the property covered under this Section which occurs within the last three years of the term of the Agreement, the obligations of the User to repair, replace or rebuild such damaged or destroyed property at User's option may be discharged (provided that the insurance applicable thereto has been maintained in full force and effect) in which case the entire proceeds of the insurance applicable thereto shall be retained by Pan American.

9.9 The provisions of Section 9.1 above notwithstanding, the User may request, in writing, that Pan American secure and maintain the insurance coverage to the extent specified in said Section 9.1, provided, however, that the User shall reimburse Pan American for the cost thereof and provided, further, that the policy or policies provided by Pan American shall name the Port Authority and Pan American as insured under such policies and that any loss shall be adjusted with Pan American and the Port Authority as their interests may appear but that in the event the User is required to make repairs, replacement or rebuilding on the Space or any part thereof which is covered by the aforesaid insurance, the proceeds thereof shall be made available to the User for the purpose of performing its obligations in the same manner and same extent as set forth in Section 9.5 hereof.

9.9.1 In the event User elects to request Pan American to provide the insurance as set forth in 9.9 above, and said insurance is in fact provided, Pan American agrees and hereby grants the User and any sub-user of the Space approved in writing by Pan American, a waiver of subrogation under said fire insurance policy or policies, provided, however, that if Pan American deems the operations performed on or within the Space by the User or such approved sub-user are extra hazardous or otherwise will invalidate the terms of said fire insurance policy or policies, the said waiver of subrogation shall be withdrawn by Pan American.

10.      Indemnity, Liability Insurance

10.1 The User shall indemnify and hold harmless the Port Authority, its Commissioners, officers, employees and representatives; and Pan American, its Directors, officers, employees and representatives from all claims and demands of third persons, including, but not limited to, claims and demands for death or personal injury or for property damages arising out of the use and occupancy of the Space by the User or out of any other acts or omissions of the User, its officers, employees on the Space or out of the acts or omissions of others on the Space with consent of the User, excepting only claims and demands which result solely from negligent acts done by Pan American, its Directors, officers, agents and employees.

10.2 In addition to the obligations set forth in the above subsection, the User, in its own name as assured, shall maintain and pay the premiums on the following described policies of comprehensive public liability insurance and automobile liability insurance which shall cover its operations hereunder and shall be effective throughout the term in limits not lower than the following:

10.2.1 Comprehensive Airport Liability with single blanket limit of $10,000,000 for Bodily Injury, Personal Injury and Property Damage including but not limited to coverages in the following areas:

                  Premises and Operation
                  Broad Form Contractual
                  Products
                  Hangar Keepers
                  Owner's-Contractor's Protective
                  Completed Operations

10.2.2 Comprehensive Auto Liability and single blanket limit of $1,000,000 for Bodily Injury and Property Damages with coverage in the following areas:

                  Own Vehicles
                  Non-Owned Vehicles
                  Hired Vehicles

10.3 Neither the Port Authority nor Pan American shall be named as an insured in any policy of insurance required by this Section, unless the Port Authority or Pan American shall, at any time during the effective period of this Agreement, direct otherwise in writing, in which case the User shall cause the Port Authority and/or Pan American to be so named. As to any insurance required by the provisions of this Agreement to secured by or at the direction of the User, a certified copy of each of the policies or certificates evidencing the existence thereof, or binders, together with evidence of the payment of the premium thereon, shall be delivered to Pan American within fifteen (15) days prior to occupancy by User of the Space. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be cancelled, terminated, changed or modified without giving twenty (20) days' written advance notice thereof to Pan American. A renewal policy shall be delivered to Pan American at least twenty (20) days prior to the expiration date of each expiring policy, except for any policy expiring after the date of expiration of the term. If at any time any of the policies shall be or become unsatisfactory to Pan American as to form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to Pan American, the User shall promptly obtain a new and satisfactory policy in replacement.

11.      Ingress and Egress

11.1 The User, its customers, its contractors, suppliers of material and furnishers of services shall have the right of ingress and egress between the Space and the city streets or public ways outside the Airport by means of such pedestrian or vehicular roadways to be used in common with others having rights of passage within the Airport, as may from time to time be designated by Pan American for the use of the public.

11.2 The User shall have the right of ingress and egress between the Space and the public landing areas at the Airport by means of connecting taxiways, to be used in common with others having rights of passage thereon.

11.3 The use of any such roadway or taxiway shall be subject to the Rules and Regulations of the Airport which are now in effect or which may hereafter be promulgated for the safe and efficient operation of the Airport. Pan American may, at any time, temporarily or permanently, close or consent to or request the closing of, any such roadway or taxiway and any other way at, in or near the Space presently or hereafter used as such, so long as a reasonable means of ingress and egress as provided above remains available to the User. Subject to the foregoing obligation the User hereby releases and discharges the Port Authority, its Commissioners, officers, employees and agents; Pan American, its Directors, officers, employees and agents and all municipalities and other governmental authorities and their respective successors and assigns, of and from any and all claims, demands or causes of action which the User may now or at any time hereafter have against any of the foregoing, arising or alleged to arise out of the closing of any street, roadway or other area, whether within or outside the Space. The User shall not do or permit anything to be done which will interfere with the free access and passage of others to space adjacent to the Space or in any streets or roadways near the Space.

12.      Various Obligations of the User

12.1 The User shall conduct its operations in an orderly and proper manner and so as not to annoy, disturb or be offensive to others at the Space. The User shall take all reasonable measures:

12.1.1 to eliminate vibrations tending to damage any equipment, structure, building or portion of a building which is on the Space, or is a part thereof, or is located elsewhere on the Airport, and

12.1.2   to keep the sound level of its operations as low as possible.

12.2 The User shall control the conduct, demeanor and appearance of its employees and invitees and of those doing business with it, and upon objection from Pan American concerning the conduct, demeanor or appearance of any such shall immediately take all lawful steps necessary to remove the cause of the objection. If Pan American shall so request, the User agrees to supply and require its employees to wear or carry badges or other suitable means of identification, which shall be subject to the prior and continuing approval of the Manager of the Airport.

12.3 It is the intent of the parties hereto that noise caused by aircraft engine operation shall be held to a minimum. To this end the User will conduct its operations in such a manner as to keep the noise produced by aircraft engines and component parts thereof to a minimum by such methods as are practicable, considering the extent and type of the operations of the User. In addition, the User will employ the maximum amount of noise arresting and noise reducing devices that are available and economically practicable, considering the extent of the operations of the User. In its use of the Space, the User shall take all possible care, caution and precaution and shall use its best efforts to minimize prop or jet blast interference to aircraft operating on or to buildings, structures and roadways, now located on or which in the future may be located on areas adjacent to the Space. In the event Pan American determines that the User has not curbed the prop or jet blast interference, the User hereby covenants and agrees to erect and maintain at its own expense such structure or structures as may be necessary to prevent prop or jet blast interference subject, however, to the prior written approval of Pan American as to type, manner and method of construction.

12.4 The User shall daily remove from the Space by means of facilities provided by it all garbage, debris and other waste materials arising out of or in connection with its operations hereunder, and any such not immediately removed shall be temporarily stored in a clean and sanitary condition in suitable garbage and waste receptacles, the same to be made of metal and equipped with tight-fitting covers, and to be of a design safely and properly to contain whatever material may be placed therein, said receptacles being provided and maintained by the User. The receptacles shall be kept covered except when filling or emptying the same. The User shall exercise extreme care in removing such garbage, debris and other waste materials from the Space. The manner of such storage and removal shall be subject in all respects to _______________________. No facilities of the Airport shall be used for such removal unless with Pan American's prior consent in writing. No such garbage, debris or other waste materials shall be or be permitted to be thrown, discharged or disposed into or upon the waters at or bounding the Space.

12.5 It is intended that the standards and obligations imposed by this Section shall be maintained or complied with by the User in addition to its compliance with all applicable Federal, State and Municipal laws, ordinances and regulations, and in the event that any of said laws, ordinances and regulations shall be more stringent than such standards and obligations, the User agrees that it will comply with such laws, ordinances and regulations in its operations hereunder. Changes in such laws or regulations are not grounds for termination of this Agreement.

12.6 The User shall promptly observe, comply with and execute the provisions of any and all present and future rules and regulations, requirements, orders and directions of the National Fire Protection Association and the Fire Insurance Organization of New Jersey or of any other board or organization exercising or which may exercise similar functions which may pertain or apply to the operations of the User on the Space and the User shall, subject to and in accordance with the provisions of this Agreement relating to construction by the User, make any and all structural or nonstructural improvements, alterations or repairs of the Space that may be required at any time hereafter by any such present or future rule, regulation, requirement, order or direction. If by reason of any failure on the part of the User to comply with the provisions of this Section, any fire insurance, extended coverage or other insurance rate on the Space or any part thereof, or on the Airport or any part thereof, shall at any time be higher than it otherwise would be, then the User shall pay to Pan American that part of all premiums paid by Pan American which shall have been charged because of such violation or failure by the User.

12.7     In connection with the conduct of User's business the User shall:

12.7.1 use its best efforts in every proper manner to maintain, develop and increase the business conducted by it hereunder;

12.7.2 not divert, cause or allow to be diverted, any business from the Airport;

12.7.3 maintain in accordance with accepted accounting practice during the term hereof User's records and books of account recording all transactions at, through or in anywise connected with the Airport which records and books of account shall be kept at all times at the User's place of business at the Airport;

12.7.4   permit in ordinary business hours during the term hereof and for one
         (1) year thereafter the examination and audit by the officers, employees or representatives of Pan American of such records and books of account and also any records and

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

         books of account of any company owned or controlled by the User if said Company performs services similar to those performed by the User anywhere at the Airport.

12.7.5 The User shall be solely responsible for compliance with the provisions of this Section and no act or omission of Pan American shall relieve the User _______________________.

12.8 In addition to compliance by the User with all laws, ordinances, governmental rules, regulations and orders now or at any time in effect during the term of the use hereunder which as a matter of law are applicable to the operation, use or maintenance by the User of the Space or the operations of the User under this Agreement (the foregoing not to be construed as a submission by Pan American or the Port Authority to the application to itself of such requirements or any of them), the User agrees that it shall conduct all its operations under the Agreement and shall operate, use and maintain the Space in accordance with a high standard and in such manner that there will be at all times a minimum of air pollution, water pollution or any other type of pollution and a minimum of noise emanating from, arising out of or resulting from the operation, use or maintenance of the Space by the User and from the operations of the User under this Agreement. Pan American hereby reserves the right from time to time and at any time during the term of the Agreement to require the User, and the User agrees to design and construct at its sole cost and expense such reasonable structures, fences, equipment, devices and other facilities as may be necessary or appropriate to accomplish the objectives as set forth in the first sentence of this paragraph. All locations, the manner, type and method of construction and the size of any of the foregoing shall be determined by Pan American. The User shall submit for Pan American approval a Construction Application together with its plans and specifications covering the required work and upon receiving such approval shall proceed diligently to construct the same.

12.9 The obligations assumed by the User under the above paragraph shall continue throughout the term of this Agreement and shall not be limited, affected, impaired or in any manner modified by the fact that Pan American or the Port Authority shall have approved any Construction Application and supporting plans, specifications and contracts covering construction work and notwithstanding the incorporation therein of Pan American's or the Port Authority's recommendations or requirements and notwithstanding that Pan American and the Port Authority may have at any time during the term of the Agreement consented to or approved any particular procedure or method of operation which the User may have proposed, or Pan American or the Port Authority may have itself prescribed the use of any procedure or method. The agreement of the User to assume the obligations under the above paragraph is a special inducement and consideration to Pan American in entering into this Agreement with the User.

13.      Prohibited Acts

13.1 The User shall not without prior written approval of Pan American install, maintain, operate or permit the installation, maintenance or operation of any restaurant, kitchen, stand or other establishment of any type for the sale of food or of any vending machines or device designed to dispense or sell merchandise or services of any kind to the public, except that User may, for the benefit of its employees, customers, guests and visitors install coin operated vending machines or services for the dispensing and sale of the following:

13.1.1   Hot and cold packaged foods

13.1.2   Hot and cold beverages

13.1.3   Candy and chewing gum

13.1.4   Tobacco and tobacco products

13.1.5   Newspapers and periodicals

13.1.6   Telephone services (pay stations)
         (hereinafter called "vending machines").

13.2 If User, by itself or by contractors installs vending machines on the Space for the limited sale of merchandise or services permitted hereunder, it shall have the right to retain the revenues derived therefrom, provided, however, that

13.3 The User shall itself and shall also require its contractors to indemnify and hold harmless Pan American, its Directors, officers, agents and employees and the Port Authority, its Commissioners, officers, agents and employees from and against all claims and demands of third persons (including employees, officers and agents of Pan American and the Port Authority) arising or alleged to arise out of the installation, operation or maintenance of the vending machines or arising or alleged to arise out of any actual or alleged infringement of any patent, trademark or copyright or any alleged or actual unfair competition in any wise connected with the operation of the vending machines.

13.4 The limited right to install, operate and maintain vending machines granted to User herein may be terminated by Pan American at any time during the term of this Agreement upon ninety (90) days' notice to the User and Pan American, at any time thereafter, may substitute for the User's vending machines other machines selling similar merchandise or services operated by Pan American or by its permittee or concessionnaire and thereupon User shall remove its machines.

13.5 Upon installation by Pan American or by its permittee or concessionnaire of vending machines in substitution of User's vending machines, all revenues derived therefrom shall be retained by Pan American.

13.6 Upon rendering of notice to User of termination of the right to operate vending machines, Pan American may elect to permit User's vending machines to remain, but in such case, User shall pay or cause to be paid to Pan American each month for each machine upon the same basis for the preceding month as any permittee or concessionnaire of Pan American then operating machines at the Airport for sale to the general public of similar merchandise or rendering of similar services.

13.7 The termination by Pan American of the limited right of User to install vending machines at the Space shall be non-discriminatory in that similar rights granted to other Users at the Airport shall be terminated concurrently therewith, and in the exercise of such right by Pan American User shall not be entitled to assert any claim or institute any action or proceeding at law or in equity to assert any claim on account thereof whether for loss, damages or loss of revenue, consequential or otherwise.

13.8 The User shall not overload any floor or paved area on the Space and shall repair any floor including supporting members and any paved area damaged by overloading.

13.9 The User shall not do or permit to be done anything which may interfere with the effectiveness or accessibility of the utility, mechanical, electrical, drainage and sewer systems, fire-protection system and other systems installed or located on or in the Space.

13.10 The User shall not commit any nuisance or permit its employees or others on the Space with its consent to commit or create or continue or tend to create any nuisance on the Space or in or near the Airport.

13.11 The User shall not cause or permit to be caused or produced upon the Space, to permeate the same or to emanate therefrom, any unusual, noxious or objectionable smokes, gases, vapor or odors.

13.12 The User shall not do or permit to be done any act or thing upon the Space which:

13.12.1 will invalidate or conflict with any fire insurance policies covering the Space or any part thereof, or the Airport, or any part thereof; or

13.12.2 which, in the opinion of Pan American, may constitute an extra-hazardous condition so as to increase the risks normally attendant upon the operations permitted by this Agreement; or

13.12.3 which will increase the rate of any fire insurance, extended coverage or other insurance on the Airport or any part thereof or upon the contents of any building thereon.

13.13 Except persons who have been granted valid permits from Pan American, User shall not permit, foster or allow on the Space any persons who are:

13.13.1  doing maintenance work on aircraft not owned solely by said persons,

13.13.2 giving flight instruction of any sort unless such persons are members of User's flight instruction staff, or

14.      Rules and Regulations

14.1 User shall observe and obey and shall compel others on the Space and those doing business with it with respect to the Space to observe and obey such Rules and Regulations of the Airport as are now in effect or as may be promulgated from time to time for the government and conduct of operations for reasons of safety, health or preservation of property, for the good and orderly appearance of the Space and for the safe and efficient operation and use of the Space. If a copy of the Rules and Regulations is not attached, then Pan American will make a copy thereof available to the User at the office of the Manager of Teterboro Airport.

15.      Signs

15.1 Except with the prior written approval of Pan American, the User shall not erect, maintain or display any advertising, signs, posters or similar devices at or on the Space.

15.2 Upon demand by Pan American, the User shall remove, obliterate or paint out any and all advertising, signs, posters and similar devices placed by the User on the Space or elsewhere on the Airport without the prior approval of Pan American. In the event of a failure on the part of the User so to remove, obliterate or paint out each and every sign or piece of advertising and so to restore the Space and the Airport, Pan American may perform the necessary work and the User shall pay the costs thereof to Pan American on demand.

16.      Assignment

16.1 The User agrees that it will not grant the right of sub-use, sell, convey, transfer, assign, mortgage or pledge this Agreement or any part thereof or any rights granted thereby without the prior written consent of Pan American.

16.2 If the User assigns, sells, conveys, transfers, mortgages, pledges or grants the right of sub-use under this Agreement in violation of the foregoing provisions of this Section, or if the Space is occupied by anyone other than the User, Pan American may collect from any assignee, sub-user or anyone who claims a right to this Agreement or who occupies the Space any charges or fees payable by it and shall apply the net amount collected to the fees, herein reserved; and no such collection shall be deemed a waiver by Pan American of the agreements contained in this Section nor of acceptance by Pan American of any assignee, claimant or occupant, nor as a release of the User by Pan American from the further performance by the User of the agreements contained herein.

17.      Condemnation

17.1 The User, in any action or proceeding instituted by any governmental agency or agencies for the taking for a public use of any interest in all or any part of the Space, shall not be entitled to assert any claim to any compensation or award or part thereof made or to be made therein or therefor, or to institute any action or proceeding or to assert any claim against such agency or agencies or against the Port Authority or Pan American for or on account of any such taking (except the possible claim to an award for loss of the User's removable fixtures), it being understood and agreed between Pan American and the User that Pan American shall be entitled to all the compensation or awards made or to be made or paid for in such taking, free of any claim or right of the User.

17.2 In the event of a taking of the entire Space by any governmental agency or agencies, then this Agreement shall be cancelled as of the date possession is taken from the Port Authority by the agency or agencies, and shall cease and determine in the same manner and with the same effect as if the Agreement had on that date expired.

17.3 In the event of a taking by any governmental agency or agencies of a part of the Space, then use as to such part only shall, as of the date possession thereof is taken from the Port Authority by such agency or agencies, cease and determine, and the Fees thereafter to be paid by the User to Pan American shall be abated as hereinafter provided from and after the date of such taking. In the event that a substantial part shall be taken which shall be deemed to mean a taking so extensive that the User is unable to use or operate the Space for the purposes expressed in this Agreement, then the User shall have the right to be exercised within thirty (30) days of the taking to terminate this Agreement, such termination to have the same effect as expiration.

17.4 In the event that all or any portion of the Space is required by the Port Authority to comply with any present or future governmental law, rule, regulation, requirement, order or direction, Pan American may by notice given to the User terminate the Agreement with respect to all or such portion of the Space so required. Such termination shall be effective on the date specified in the notice. The User hereby agrees to deliver possession of all or such portion of Space so required upon the effective date of such termination. No taking by or conveyance to any governmental authority as described in this Section, nor any delivery by the User nor taking by the Port Authority pursuant to this subsection shall be or be construed to be a breach of this Agreement or be made the basis of any claim by the User against the Port Authority or Pan American for damages, consequential or otherwise.

17.5 In the event a taking or conveyance as set forth above occurs with respect to all or any portion of the new building or new structures which shall be erected or constructed by the User, Pan American shall pay to the User the unamortized capital investment (as is hereinafter defined), if there be any, of such new building or new structures, provided, however, that with respect to a taking or conveyance the sums payable to the User by Pan American shall be limited to the extent of amounts covering the foregoing which shall have actually been paid to Pan American by the Port Authority or by others under the terms of the Basic Agreement, which amounts shall have been paid to Pan American through the Port Authority by the governmental agency or agencies, it being understood that the User shall not have any claim whatsoever against Pan American or the Port Authority by reason of insufficient or claimed insufficiency of the amounts so paid to Pan American. Payment to the User shall be made within sixty (60) days after receipt of the notice by Pan American from the Port Authority that payments have been received by the Port Authority from the governmental agency or agencies and confirmation that the Port Authority will reimburse Pan American upon evidence of payment to User.

17.6 The unamortized capital investment referred to in the above subsection shall be the capital investment in all or any part of the new building or new structures which shall be erected at the Space by the User with the approval of Pan American as referred to in the Section entitled "Construction by User" of this Agreement (as may be affected by the taking or conveyance in whole or in part), multiplied by a fraction, the numerator of which shall be the number of whole calendar months between the effective date of taking or termination as set forth above, and the end of the amortization period of each such new building or new structures as hereinafter set forth, and the denominator of which shall be the total said amortization period of such new building or new structures.

17.7 Except as otherwise agreed to by the parties hereto prior to commencement of construction, the amortization period with respect to each such new structure or new building shall commence as of the date of substantial completion of the same, shall be computed in whole months, and shall be:

17.7.1 the useful life of the new building or new structure as determined under sound accounting practice; or

17.7.2   two hundred forty (240) months; or

17.7.3   to termination of the term hereof, whichever is least of the above.

17.8 For purposes of this Agreement and to the extent permitted by sound accounting practice, the capital investment of the User for each such new building or new structure shall mean the sum of the following items:

17.8.1 payments to independent contractors and suppliers of materials, excluding any payments for engineering, architectural planning or designing services, engaged or retained by the User for the actual construction of the work, including site preparation and bringing utilities to the site; and

17.8.2   an amount equal to Ten Percent (10%) of the above item.

17.9 A statement of capital investment in duplicate detailing all of the foregoing including two copies of invoices and contracts and certified by the principal financial officer of the User shall be delivered to Pan American not later than forty-five (45) days after completion of any construction, and the User shall permit Pan American and the Port Authority by their agents, employees or representatives at all reasonable times prior to a final settlement or determination of capital investment to examine and audit the records and books of the User which pertain to the capital investment and the User agrees to keep such records and books of account within the District of the Port Authority during such time. If in the certified statement, there is included any item of cost or expense as having been incurred which in the opinion of Pan American or the Port Authority was not so incurred, or which in the opinion of Pan American or the Port Authority was not a cost or expense properly chargeable to the capital investment under sound accounting practice, within one hundred eighty (180) days after completion of audit and examination by the Port Authority and Pan American, Pan American shall give written notice to the User stating its objection to such item and the grounds therefor, which notice shall be considered final in the determination of the capital investment.

17.10 There shall be excluded from the capital investment any cost of personal property.

17.11 Notwithstanding any other provision of this Agreement, in ascertaining the amount Pan American shall be obligated to pay the User under the terms of this Section the unamortized capital investment of each such new structure or new building shall be diminished by the amount that any part of the components of any costs thereof are secured by liens, mortgages or other encumbrances or conditional bills of sale on said capital investment and less any other amounts whatsoever due to Pan American by the User under this Agreement or any other agreement with the User at the Airport. The capital investment for any such new structure or new building shall not include any expenses, outlays or charges by or for the account of the User for or in connection with the work unless said work is actually made and completed and becomes part of the Space.

18.      Non-Discrimination

18.1 Without limiting the generality of any of the provisions of this Agreement, the User, for itself, its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Space, (2) that in the construction of any improvement on, over, or under the Space and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise subjected to discrimination, (3) that the User shall use the Space in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21,

         Nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from time to time may be applicable to the User's operations thereat, whether by reason of agreement between Pan American and the United States Government or otherwise.

18.2 The User shall include the provisions of the above subsection in every agreement or concession pursuant to which any person or persons, other than the User, operates any facility at the Space providing services to the public and shall also include therein a provision granting Pan American a right to take such action as the United States may direct to enforce such covenant.

18.3 The User's noncompliance with the provisions of this Section shall constitute a material breach of the Agreement. In the event of the breach by the User of any of the above nondiscrimination provisions, Pan American may take any appropriate action to enforce compliance; or in the event such noncompliance shall continue for a period of twenty
         (20) days after receipt of written notice from Pan American, Pan American shall have the right to terminate this Agreement with the same force and effect as a termination under the Section of the Agreement providing for termination for default by the User in the performance or observance of any other term or provision of the Agreement; or may pursue such other remedies as may be provided by law; and as to any or all of the foregoing, Pan American may take such action as the United States may direct.

18.4 The User shall indemnify and hold harmless Pan American and the Port Authority from any claims and demands of third persons including the United States of America resulting from the User's noncompliance with any of the provisions of this Section and the User shall reimburse Pan American and the Port Authority for any loss or expense incurred by reason of such noncompliance.

18.5 Nothing contained in this Section shall grant or shall be deemed to grant to the User the right to transfer or assign the Agreement, to make any agreement or concession of the type mentioned in this Section, or any right to perform any construction on the Space.

19.      Governmental Requirements

19.1 The User shall procure all licenses, certificates, permits or other authorization from all governmental authorities, if any, having jurisdiction over the User's operations at the Space which may be necessary for the User's operations thereat.

19.2 The User shall pay all taxes, license, certification, permit and examination fees and excise which may be assessed, levied, exacted or imposed on the Space or operation hereunder or on the gross receipts or income to User therefrom, and shall make all applications, reports and returns required in connection therewith.

19.3 Pan American has agreed by a provision in its agreement with the Port Authority covering the Airport to conform to the enactments, ordinances, resolutions and regulations of various governmental authorities having jurisdiction and of their various departments, boards and bureaus in regard to construction and maintenance of buildings and structures and in regard to health and fire protection. The User shall, within forty-eight (48) hours after its receipt of any notice of violation, warning notice, summons or other legal process for the enforcement of any such enactment, ordinance, resolution or regulation, deliver the same to Pan American. Unless otherwise directed in writing by Pan American because the same is inapplicable, the User shall conform to such enactments, ordinances, resolutions and regulations insofar as they relate to the operations of the User at the Space. In the event of compliance with any such enactment, ordinance, resolution or regulation on the part of the User, acting in good faith, commenced after such delivery to Pan American but prior to the receipt by the User of a written direction from Pan American, such compliance shall not constitute a breach of this Agreement, although Pan American thereafter notifies the User to refrain from such compliance.

19.4 The User shall promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directions which may pertain or apply to the User's operations at the Space.

19.5 The User's obligations to comply with governmental requirements are provided herein for the purpose of assuring proper safeguards for the protection of persons and property at the Space.

20.      Rights of Entry Reserved

20.1 The Port Authority, by its officers, employees, agents, representatives and contractors and Pan American by its officers, employees, agents, representatives and contractors shall have the right at all reasonable times to enter upon the Space for the purpose of inspecting the same, for observing the performance by the User of its obligations under this Agreement and for the doing of any act or thing which the Port Authority or Pan American may be obligated or have the right to do under this Agreement, or otherwise.

20.2 Without limiting the generality of the foregoing, Pan American, by its officers, employees, agents, representatives and contractors and by the employees, agents, representatives and contractors of any furnisher of utility services in the vicinity, shall have the right, for its own benefit, for the benefit of the User, or for the benefit of others than the User at the Airport, to maintain existing and future utilities systems or portions thereof on the Space, including therein, without limitation thereto, systems for the supply of heat, water, gas, fuel, electricity and for the furnishing of fire-alarm, fire-protection, sprinkler, sewerage, drainage, telegraph and telephone services, including all lines, pipes, mains, wires, conduits and equipment connected with or appurtenant to such systems, and to enter upon the Space at all reasonable times to make such repairs, replacements or alterations as may, in the opinion of Pan American, be deemed necessary or advisable and, from time to time to construct or install over, in or under the Space new systems or parts thereof, including lines, pipes, mains, wires, conduits and equipment; provided, however, that in the exercise of such rights of repair, alteration or new construction Pan American shall not unreasonably interfere with the use and occupancy of the Space by the User.

20.3 The exercise of any or all of the foregoing rights by the Port Authority, Pan American or others shall not be or be construed to be an eviction of the User nor be made the grounds for any abatement of fees, nor any claim or demand for damages, consequential or otherwise.

20.4 Nothing in this Section shall impose or shall be construed to impose upon Pan American or the Port Authority any obligation so to construct or maintain or to make repairs, replacements, alterations or additions, or shall create any liability for any failure so to do.

21.      Basic Agreement

21.1 In the event the Basic Agreement is terminated, revoked, cancelled or expires, this Agreement shall terminate on the day preceding such date the same as if such preceding date were the expiration date of the term of this Agreement.

22.      Patents, Trademarks

22.1 The User represents that it is the owner of or fully authorized to use any, and all services, processes, machines, articles, marks, names or slogans used by it in its operations under or in anywise connected with this Agreement. The User agrees to save and hold the Port Authority, Pan American, their Commissioners, Directors, officers, employees, agents and representatives free and harmless of and from any loss, liability, expense, suit or claim for damages in connection with any actual or alleged infringement of any patent, trademark or copyright, or arising from any alleged or actual unfair competition or other similar claim arising out of the operations of the User under or in anywise connected with this Agreement.

23.      Additional Fees and Charges

23.1 If Pan American is required or elects to pay any sum or sums or incurs any obligations or expense by reason of the failure, neglect or refusal of the User to perform or fulfill any one or more of the conditions or agreements contained in this Agreement, or as a result of an act or omission of the User contrary to the said conditions and agreements, the User agrees to pay the sum or sums so paid or the expense so incurred, including all interest, costs, damages and penalties, and the same may be added to any installment of Fees thereafter due hereunder, and each and every part of the same shall be and become additional Fees, recoverable by Pan American in the same manner and with like remedies as if they were originally a part of the Fees as set forth in the Section entitled "Fees to Pan American" hereof.

24.      Right of Re-Entry

24.1 Pan American shall, as an additional remedy upon the giving of a notice of termination as provided in the Section entitled "Termination by Pan American" hereof, have the right to re-enter the Space and every part thereof upon the effective date of termination without further notice of any kind, and may regain and resume possession either with or without the institution of summary or any other legal proceedings or otherwise. Such re-entry or regaining or resumption of possession, however, shall not in any manner affect, alter or diminish any of the obligations of the User under this Agreement, and shall in no event constitute an acceptance of surrender.

25.      Surrender

25.1 The User covenants and agrees to yield and deliver peaceably to Pan American possession of the Space on the date of cessation of the Agreement, whether such cessation be by termination, expiration or otherwise, promptly and in good condition, except for reasonable wear which does not cause or tend to cause deterioration of the improvements or adversely affect the efficiency or proper utilization thereof.

26.      Termination by Pan American

26.1 Upon the occurrence of any of the following events or at any time thereafter during the continuance thereof, Pan American may terminate the rights of the User under this Agreement upon five (5) days' written notice, such termination to be effective upon the date specified in such notice:

26.1.2 The User shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any State thereof, or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its property; or

26.1.3 By order of decree of a court the User shall be adjudged bankrupt or an order shall be made approving a petition filed by any of the creditors or, if the User is a corporation, by any of the stockholders of the User, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any State thereof; or

26.1.4 A petition under any part of the federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the User and shall not be dismissed within thirty (30) days after the filing thereof; or

26.1.5 Except as may be provided in the Section entitled "Assignment" hereof, the interest of User under this Agreement shall be transferred to, pass to or devolve upon, by operation or law or, otherwise, any other person, firm or corporation; or

26.1.6 The User, if a corporation, shall, without the prior written notice to Pan American, become a possessor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution; or

26.1.7 By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or governmental board, agency or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession or control of all or substantially all of the Space of the User and such possession or control shall continue in effect for a period of twenty (20) working days; or

26.1.8 The User shall voluntarily abandon, desert or vacate the Space or discontinue its operations at the Airport, or, after exhausting or abandoning any right of further appeal, the User shall be prevented for a period of sixty (60) days by action of any governmental agency having jurisdiction thereof, from conducting its operations at the Airport, regardless of the fault of the User; or

26.1.9 Any lien is filed against the Space because of any act or omission of the _____________________.

26.1.10 The User shall fail duly and punctually to pay the Fees or to make any other payment required hereunder when due to Pan American and shall persist in its failure for a period of ten (10) days following the receipt of written notice of such default from Pan American; or

26.1.11  The User shall fail to complete the construction as set forth in
         Section 3 hereof; or

26.1.12 The User shall fail to keep, perform and observe each and every other promise and agreement set forth in this Agreement on its part to be kept, performed, or observed, within ten (10) days after receipt of notice of default thereunder from Pan American (except where fulfillment of its obligation requires activity over a period of time, and the User shall have commenced to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control; or

26.1.13 There shall be an occurrence of any of the events of default under any other use and occupancy agreements or permits between the User and Pan American at the Airport.

26.2 If any of the events enumerated in the above subsections of this Section shall occur prior to the effective date of this Agreement, the User shall not be entitled to enter into possession of the Space, and Pan American upon the occurrence of any such event, or at any time thereafter during the continuance thereof by twenty-four (24) hours' notice may cancel this Agreement, such cancellation to be effective upon the date specified in such notice.

26.3 No acceptance by Pan American of fees, charges, or other payments in whole or in part for any period or periods after a default of any of the terms, agreements and conditions hereof to be performed, kept or observed by the User shall be deemed a waiver of any right on the part of Pan American to terminate this Agreement.

26.4 No waiver by Pan American of any default on the part of the User in performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the User shall be or be construed to be a waiver by Pan American or any other or subsequent default in performance of any of the valid terms, agreements and conditions.

26.5 The rights of termination described above shall be in addition to any other rights of termination provided in this Agreement and in addition to any rights and remedies that Pan American would have at law or in equity consequent upon any breach of this Agreement by the User, and the exercise by Pan American of any right of termination shall be without prejudice to any other such rights and remedies, except that in the event of termination pursuant to the portion of the subsection above of this Section reading "after exhausting or abandoning any right of further appeal, the User shall be prevented for a period of sixty
         (60) days by action of any governmental agency having jurisdiction thereof, from conducting its operations at the Airport, regardless of the fault of the User," the sole right of Pan American shall be a right of termination.

27.      Services by User

27.1 A principal purpose of Pan American in the making of this Agreement is to make available at the Airport the items and/or services which the User is permitted to sell and/or render hereunder and the User hereby warrants and agrees that it will conduct a first-class operation and will furnish all necessary or proper fixtures, equipment, personnel (including licensed personnel as necessary), supplies, materials, and facilities.

27.2     The User shall:

27.2.1 furnish good, prompt and efficient service hereunder adequate to meet all demands therefor at the Space;

27.2.2 furnish said service on a fair, equal and nondiscriminatory basis to all users thereof; and

27.2.3 charge fair, reasonable and nondiscriminatory prices for each unit of sale or service, provided that the User may make reasonable and nondiscriminatory discounts, rebates or other similar types of price reductions to volume purchasers.

27.2.4 As used in the above subsections, "service" shall include furnishing of parts, materials and supplies (including sale thereof).

27.2.5 Pan American and User recognize the desirability and the existing need to provide aircraft maintenance services to User's hangar occupants; therefore, as a special, inducement for Pan American in entering into this Agreement User hereby agrees to continue providing or cause to be provided FAA approved personnel and facilities for maintenance servicing and repair of aircraft during the term of this Agreement, so long as the rendering of such services are economically justifiable. In the event the economics of rendering such services are such as to impose such severe financial hardship upon the User that can only be relieved by the discontinuance thereof by User, User shall render sixty
         (60) days' written notice to Pan American of its intention to so discontinue, together with financial data and other factors supporting such decision. Concurrently with notice to Pan American, User shall notify its customers in order that they may assess the continued need for such services. User shall take all appropriate steps consistent with this Agreement and consistent with User's existing space and its insurance requirements to assist and permit its customers in making alternate arrangements for the provision of maintenance services.

         It is clearly understood by Pan American and User that in the event User terminates maintenance services for economic reasons that User's customers may with User's permission which shall not unreasonably be withheld have FAA approved and qualified maintenance personnel perform maintenance on User's customers' aircraft within User's Space provided the User is properly indemnified.

         In the event User discontinues maintenance services (except temporary disruption due to labor disputes) for reasons other than financial hardship directly attributable to rendering such services, such discontinuance shall constitute a material breach hereof and if such services are not resumed by User within a period of thirty (30) days after receipt of written notice from Pan American, Pan American shall have the right to terminate this Agreement with the same force and effect as a termination under Section 26 hereof.

27.3 The Port Authority has applied for and received a grant or grants of money from the Administrator of the Federal Aviation Administration pursuant to the Federal Airport Act of 1946 and pursuant to the Airport and Airway Development Act of 1970 (49 U.S.C. 1701), as the same have been amended and supplemented, and the Port Authority may in the future apply for and receive further such grants. Pan American under its Operating Agreement with the Port Authority for Teterboro Airport, dated September 19, 1967, has assumed certain obligations of the Port Authority under the Grant Agreement and in connection therewith, the Port Authority and Pan American may in the future undertake certain additional obligations respecting the operation of the Airport and the activities of contractors, lessees and permittees thereon. The performance by the User of the promises and obligations contained in this Agreement is therefore a special consideration and inducement to Pan American to enter into this Agreement and the User further covenants and agrees that if the Administrator of the Federal Aviation Administration or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority and/or Pan American in connection with Federal Airport Aid, shall make any orders, recommendations or suggestions respecting the performance by the User of its obligations under this Agreement, the User will promptly comply therewith, at the time or times when and to the extent that Pan American may direct.

28.      Survival of the Obligations of the User

28.1 In the event that the Agreement shall have been terminated in accordance with a notice of termination as provided in the Section entitled "Termination by Pan American" hereof, or in the event that Pan American has re-entered, regained or resumed possession of the Space in accordance with the provisions of the Section entitled "Right of Re-Entry" hereof, all the obligations of the User under this Agreement shall survive such termination or cancellation, re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of this Agreement, and the amount or amounts of damages or deficiency shall become due and payable to Pan American to the same extent, at the same time or times, and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place. Pan American may maintain separate actions each month to recover the damage or deficiency then due or at its option and at any time may sue to recover the full deficiency less the proper discount, for the entire unexpired term of the Agreement.

28.2 The amount of damages for the period of time subsequent to termination or cancellation (or re-entry, regaining or resumption of possession) on account of the User's Fee obligations, shall be the sum of the following:

28.2.1 The amount of the total of all installments of basic fees pursuant to the Section entitled "Fees to Pan American" hereof, less the installments thereof payable prior to the effective date of termination except that the credit to be allowed for the installment payable on the first (1st) day of the month in which the termination is effective shall be prorated for the part of the month the Agreement remains in effect on the basis of the total days in the month;

28.2.2 An amount equal to all expenses incurred by Pan American in connection with regaining possession, restoring the Space, acquiring a User for the Space, legal expenses (including but not limited to attorneys' fees), putting the Space in order including, without limitation to, cleaning, redecorating (on failure of the User to restore), maintenance and brokerage fees.

29.      Use Subsequent to Cancellation or Termination

29.1 Pan American, upon termination or cancellation pursuant to the Section entitled "Termination by Pan American" of this Agreement, or upon any re-entry, regaining or resumption of possession pursuant to the Section entitled "Right of Re-Entry" of this Agreement, may occupy the Space or may enter into an agreement with another User and shall have the right to permit any person, firm or corporation to enter upon the Space and use the same. Such use may be of part only of the Space or of the entire Space or a part thereof, together with other space, and for a period of time the same as or different from the balance of the term hereunder remaining, and on terms and conditions the same as or different from those set forth in this Agreement. Pan American shall also, upon said termination or cancellation, or upon said re-entry, regaining or resumption of possession, have the right to repair and to make structural or other changes in the Space, including changes which alter the character of the Space and the suitability thereof for the purposes of the User under this Agreement, without affecting, altering or diminishing the obligations of the User hereunder. In the event either of use by others or of any actual use and occupancy by Pan American, there shall be credited to the account of the User against its survived obligations hereunder any net amount remaining after deducting from the amount actually received from any User, licensee, permittee or other occupier in connection with the use of the said Space or portion thereof during the balance of the term of use, and occupancy as the same is originally stated in this Agreement, or from the market value of the occupancy of such portion of the Space as Pan American may itself during such period actually use and occupy, less all expenses, costs and disbursements incurred or paid by Pan American in connection therewith. No such use and occupancy shall be or be construed to be an acceptance of a surrender of the Space, nor shall such use and occupancy constitute a waiver of any rights of Pan American hereunder. Pan American will use its best efforts to minimize damages to User under this Section commensurate with its obligations under the Basic Agreement.

30.      Remedies to be Non-Exclusive

30.1 Except where otherwise specifically provided, all remedies provided in this Agreement shall be deemed cumulative and additional and not in lieu of or exclusive of each other or of any other remedy available to either party at law or in equity.

31.      Limitation of Rights and Privileges Granted

31.1 No exclusive rights at the Airport are granted by this Agreement and no greater rights or privileges with respect to the use of the Space or any part thereof are granted or intended to be granted to the User by this Agreement, or by any provision thereof, than the rights and privileges expressly and specifically granted hereby.

32.      Removal of Personal Property

32.1 The User shall have the right at any time during the term of this Agreement to remove its equipment, inventories, removable fixtures and other personal property from the Space.

32.2 If the User shall fail to remove its property on or before the termination or expiration of the term, Pan American may remove such property to a public warehouse for deposit or retain the same in its own possession, and sell the same at public auction, the proceeds of which shall be applied first, to the expense of removal, storage and sale; second, to any sums owed by the User to Pan American, with any balance remaining to be paid to the User, but if the expenses of such removal, storage and sale shall exceed the proceeds of sale, the User shall pay such excess to Pan American upon demand.

33.      Brokerage

33.1 The User represents and warrants that no broker has been concerned on its behalf in the negotiation of this Agreement and that there is no such broker who is or may be entitled to be paid a commission in connection therewith. The User shall indemnify and save harmless Pan American of and from any claim for commission or brokerage made by any such broker when such claim is based in whole or in part upon any act or omission of the User.

34.      Notices

34.1 Except where expressly required or permitted herein to be oral, all notices, requests, consents and approvals required to be given to or by either party shall be in writing, and all such notices and requests shall be personally delivered to the duly designated officer or representative of such party or delivered to the office of such officer or representative during regular business hours, or forwarded to him or to the party at such address by registered mail.

35.      Construction and Application of Terms

35.1 The Section and subsection headings, if any, in this Agreement, are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of intent of any provision hereof.

36.      Non-Liability of Individuals

36.1 Neither the Directors of Pan American or User nor any officers, agents or employees thereof, shall be charged personally by the other with any liability or held liable to the other under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

37.      Abatement

37.1     Except for abatement of fees set forth in Sections 5.2, 5.3, 5.4 and
         5.5 hereof, if at any time the User shall become entitled to abatement of Fees by the provisions of this Agreement or otherwise, the abatement of Fees shall be made on an equitable basis giving effect to the amount and character of the Space, the use of which is denied the User as compared with the entire Space.

38.      Port Authority Consent

38.1 This Agreement shall become effective upon the execution hereof by all parties hereto and the execution of a Consent Agreement between and among the Port Authority, Pan American, and User.

39.      Entire Agreement

39.1 This Agreement consists of the following: Sections 1 through 39 and Exhibits A, B and C.

39.2 It constitutes the entire Agreement of the parties on the subject matter hereof. It may not be changed, modified, discharged or extended except by written instrument duly executed by Pan American and the User. The User agrees that no representations or warranties shall be binding upon Pan American unless expressed in writing in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                      PAN AMERICAN WORLD AIRWAYS, INC.
ATTEST:

/s/ Illegible                         By /s/ John P. Kennedy
-----------------------------           ----------------------------------------
                                      (Title)           Director
                                             -----------------------------------
                                           Metropolitan Air Facilities Division

                                      ATLANTIC AVIATION CORPORATION
ATTEST:                                          (User)

/s/ Thomas Cassidy                    By /s/ Illegible
-----------------------------           ----------------------------------------
                                      (Title)      Sr. Vice President
                                             -----------------------------------

                                                               Teterboro Airport
                                                               Agreement TA-121
                                                               Supplement No. 1

                             SUPPLEMENTAL AGREEMENT

THIS AGREEMENT, made this 1st day of January 1985 day of by and between PAN AMERICAN WORLD AIRWAYS, INC. (hereinafter called "Pan American"), New York State corporation, and ATLANTIC AVIATION CORPORATION, a Delaware corporation (hereinafter called "the User"),

WITNESSETH, THAT:

WHEREAS, The Port Authority of New York and New Jersey (hereinafter called "The Port Authority") is the owner of Teterboro Airport located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and

WHEREAS, Pan American is the operator of Teterboro Airport and has the right to operate and use the Airport under an agreement between Pan American and the Port Authority dated September 19, 1967 ("Basic Agreement"); and

WHEREAS, Pan American and the User have entered into a Use and Occupancy Agreement dated February 14, 1979, bearing file No. TA-121 (hereinafter called "the Agreement"); and

WHEREAS Exhibit C of the Agreement shows a building entitled "Power Bldg"; and

WHEREAS the Power Bldg. is used exclusively by the Federal Aviation Administration (FAA) for the storage of equipment;

NOW, THEREFORE, for and in consideration of the covenants, respective promises and mutual agreements herein contained and made parties hereto, it is hereby mutually agreed:

1) Effective January 1, 1985, the Power Building shall no longer be deemed to be part of the Space under the Agreement.

2) In the event that the FAA shall at anytime vacate the Power Building, then upon the effective date of such surrender by the FAA, the Power Building shall be and become a part of the space under the Agreement and shall be subject to all of the terms and provisions of the Agreement.

3) Except as herein supplemented and amended, all the terms, conditions and covenants of the Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:                               Pan American World Airways, Inc.

/s/ Illegible
-----------------------------         By /s/ Linda B. Young
                                        ----------------------------------------
                                                   Linda B. Young

                                      Title Authorized Representative
                                           -------------------------------------
                                      Pan American World Airways, Inc.



ATTEST:                               Atlantic Aviation Corporation

/s/ Illegible
-----------------------------         By /s/ Illegible
                                        ----------------------------------------

                                      Title VP GM
                                           -------------------------------------

                                CONSENT AGREEMENT

THIS AGREEMENT, dated as of January 1, 1985 by and among THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called "the Port Authority") and PAN AMERICAN WORLD AIRWAYS, INC. (hereinafter called "the Airport Operator") and Atlantic Aviation, Corporation, a corporation in the State of Delaware (hereinafter called "the User"),

WITNESSETH, THAT:

WHEREAS, the Port Authority and the Airport Operator have heretofore entered into an agreement dated September 19, 1979 (which agreement, as the same has been or may hereafter be supplemented and amended, is hereinafter called "the Main Agreement"), pursuant to which the Airport Operator is operating and using Teterboro Airport (hereinafter called "the Airport"); and

WHEREAS, pursuant to and in accordance with the terms of the Main Agreement, the Airport Operator and the User have entered into a Use and Occupancy Agreement dated February 14, 1979 which Use and Occupancy Agreement has been designated TA-121; and

WHEREAS, Pan American and User desire to supplement the above referenced Use and Occupancy Agreement, copy of which is attached hereto, made a part hereof and hereafter called "the Supplement," subject to the consent of the Port Authority and the execution of a Consent Agreement by and among the Airport Operator, the User and the Port Authority; and

WHEREAS, the Port Authority, Pan American and the User entered into a Consent Agreement dated as of February 14, 1979 (hereinafter called "the Use and Occupancy Consent Agreement"), wherein the Port Authority gave its consent to the Use and Occupancy Agreement;

NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, the Port Authority, the Airport Operator and the User hereby agree effective as of January 1, 1985 as follows:

1. On the terms and conditions hereinafter set forth, the Port Authority consents to the Supplement.

2. It is hereby specifically agreed that all of the terms and provisions of the Use and Occupancy Consent Agreement shall apply with like effect to this consent to the Supplement as though each and every such term and such provision were incorporated herein.

3. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to the Airport Operator or to the User under any term of provision of this Consent Agreement to the Supplement or because of its execution or because of any breach or alleged breach hereof.

IN WITNESS WHEREOF, the Port Authority, the Airport Operator and the User have executed these presents.

                                       THE PORT AUTHORITY OF NEW YORK
ATTEST:                                AND NEW JERSEY

/s/ Illegible
---------------------------            By: /s/ Gerald P. Fitzgerald
                                          --------------------------------------

SECRETARY                              Title: Deputy Director of Aviation
                                             -----------------------------------

ATTEST:                                PAN AMERICAN WORLD AIRWAYS, INC.

/s/ Illegible
---------------------------            By: /s/ Linda B. Young
                                          --------------------------------------
                                                     Linda B. Young
SECRETARY
                                       Title: Authorized Representative
                                             -----------------------------------
                                               Pan American World Airways, Inc.

                                       ATLANTIC AVIATION CORPORATION
ATTEST:

/s/ F.S. Eyster                        By: /s/ Illegible
-----------------------------             --------------------------------------
Corporate Secretary                    Title: VP GM
                                             -----------------------------------

                                                               Teterboro Airport
                                                               Agreement TA-121
                                                               Supplement No. 2

                             SUPPLEMENTAL AGREEMENT

THIS AGREEMENT, made as of January 1, 1987 by and between PAN AMERICAN WORLD AIRWAYS, INC., a New York State Corporation (hereinafter called "Pan American"), and ATLANTIC AVIATION CORPORATION, (hereinafter called "the User"), a Delaware Corporation,

                                WITNESSETH THAT:

WHEREAS, the Port Authority of New York and New Jersey (hereinafter called "the Port Authority") is the owner of Teterboro Airport (hereinafter called "the Airport") located in the boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and,

WHEREAS, Pan American is the operator of the Airport and has the right to operate and use the Airport under an agreement between Pan American and the Port Authority dated September 19, 1967 (hereinafter called "the Basic Agreement"); and,

WHEREAS, the User and Pan American have entered into a Use and Occupancy Agreement dated February 14, 1979, designated Agreement No. TA-121 (which agreement as has heretofore been supplemented and amended is hereinafter called "the Agreement"); and

WHEREAS, the User desires to extend the area of use and occupancy by incorporating into the Agreement the area previously covered under a Use and Occupancy Agreement dated June 14, 1972, designated Agreement NO. TA-028;

NOW, THEREFORE, for and in consideration of the convenants, respective promises and mutual agreements herein contained and made by the parties hereto, it is hereby mutually agreed as follows:

1. Effective January 1, 1987, Pan American hereby grants to the User the right to use and occupy the additional area set forth as shown in stipple on Exhibit A-2 attached hereto and made a part hereof, together with all buildings, structures, improvements, additions and permanent installations constructed and installed therein or thereon during the reminder of the term of this Agreement (hereinafter to be deemed to be a part of the "Space").

2. In addition to the Space set forth in diagonal hatching on Exhibit A-1, from and after January 1, 1987 the Space set forth in stipple on Exhibit A-2 shall become part of the Agreement and subject to all terms, provisions and conditions of the Agreement.

3. Section 2.2.2 of the Agreement shall be deleted and the following substituted therefore:

         "2.2.2 for the sale of aircraft assemblies, aircraft accessories, aircraft radio and electronic equipment and any component parts thereof;"

4.       Sections 5.9.2, 5.9.5, 5.9.6, 5.9.6.1,5.9.6.2, 5.9.6.3, 5.9.6.4,
         5.9.7, 5.9.8 and 6.5 of the Agreement shall be deleted in their entirety.

5. The User agrees to use the portion of the Space outlined in stipple on Exhibit A-2 shall be and become a part of Area A under the Agreement and used, for purposes as outlined in Section 2.2 of the Agreement and for no other purposes.

6. The following Subsections 5.10, 5.11, 5.11.1,5.11.2 and 5.11.3 shall be added to Section 5 "Fees to Pan American", of the Agreement:

         5.10 Effective January 1 , 1987 and continuing each and every month throughout the remaining term of the Agreement, the User agrees to pay to Pan American a monthly fee of Six Thousand Nine Hundred Forty Eight Dollars and Forty Three Cents ($6,948.43) for the additional portion of the Space as shown in stipple on Exhibit A-2. The fee is in addition to that specified in Section 5.1 of the Agreement.

         5.11 Effective March 1, 1989 and continuing for the next succeeding sixty (60) monthly payments the monthly fee as stated in
                  Section 5.10 above shall be Six Thousand Nine Hundred Forty Eight Dollars and Forty Three Cents ($6,948.43) multiplied by a fraction the numerator of which shall be the Consumer Price Index for all Urban Consumers of the Bureau of Labor Statistics of the United States Department of Labor, all items, Selected Large Cities, for the New York - Northeastern New Jersey area (hereinafter called "the CPI") as published for the month of February 1989 and the denominator of which shall be the CPI published for the month of October 1984.

         5.11.1 Effective March 1, 1994 and continuing for the next succeeding sixty (60) monthly payments the monthly fee as stated in
                  Section 5.10 above shall be computed in the same manner as in
                  Section 5.11 above except that the numerator of the fraction shall be the CPI published for the month of February 1994.

         5.1.2 Effective March 1, 1999 and continuing throughout the remaining term of the Agreement, the monthly fee as stated in
                  Section 5.10 above shall be computed in the same manner as in
                  Section 5.11 above, except that the numerator of the fraction shall be the CPI published for the month of February 1999.

         5.11.3   In computing the adjustments for the monthly fee stated in
                  Section 5.10, in no event shall the monthly fee be less than the monthly fees payable during the year period immediately preceding."

7.       The following words shall be inserted in the last sentence of Section
         5.1 of the Agreement after the words "hereinafter provided";

         ",for the portion of the Space as shown in diagonal hatching on Exhibit A-1."

8. The following words shall be inserted after the words "the monthly fee" on the third line of the first sentence of Section 5.8 of the
         Agreement:

         "for the portion of the Space as shown in diagonal hatching on Exhibit A-1."

9. The following Subsections 16.1.1 and 16.1.2 shall be added to Section 16 of the Agreement:

         16.1.2 Notwithstanding the above, the User agrees that Pan American will not grant the right of sub-use of the entire Space to a single entity or individual or to various entities or individuals controlled, represented or managed by a single entity or individual."

10. The following words shall be inserted after the words "Exhibits A-1, B and C" on the second line of the first sentence of Section 39.1 of the Agreement pursuant to the terms of Supplement No. 1:

         "and A-2"

11. Except as supplemented and amended herein, all of the covenants terms and conditions of the Agreement shall remain in full force and effect.

12. Neither the Directors of Pan American, its subsidiaries and affiliates, nor any of their officers, agents or employees thereof, shall be charged personally by the User with any liability or held liable to it under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                          PAN AMERICAN WORLD AIRWAYS, INC.

ATTEST:                                   By /s/ Linda B. Young
                                            ------------------------------------
/s/ Illegible
-----------------------------             Title: Authorized Representative
                                                --------------------------------

                                          ATLANTIC AVIATION CORPORATION

ATTEST:                                   By  /s/ Illegible
/s/ F.S. Eyster                             ------------------------------------
-----------------------------
                                          Title:  VP GM
                                                --------------------------------

                                CONSENT AGREEMENT

THIS AGREEMENT, dated as of January 1, 1987 by and among THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called "the Port Authority") and PAN AMERICAN WORLD AIRWAYS, INC. (hereinafter called "the Airport Operator" and ATLANTIC AVIATION CORPORATION (hereinafter called "the User"),

WITNESSETH, THAT:

WHEREAS, the Port Authority and the Airport Operator have heretofore entered into an agreement dated September 19, 1967 (which agreement, as the same has been or may hereafter be supplemented and amended, is hereinafter called "the Main Agreement"), pursuant to which the Airport Operator is operating and using Teterboro Airport (hereinafter called "the Airport"); and

WHEREAS, pursuant to and in accordance with the terms of the Main Agreement, the Airport Operator and the User have entered into a Use and Occupancy Agreement dated February 14, 1979 which Use and Occupancy Agreement has been designated TA-121; and

WHEREAS, Pan American and User desire to supplement the above referenced Use and Occupancy Agreement, copy of which is attached hereto, made a part hereof and hereafter called "the Supplement," subject to the consent of the Port Authority and the execution of a Consent Agreement by and among the Airport Operator, the User and the Port Authority; and

WHEREAS, the Port Authority, Pan American and the User entered into a Consent Agreement dated as of February 14, 1979 (hereinafter called "the Use and Occupancy Consent Agreement"), wherein the Port Authority gave its consent to the Use and Occupancy Agreement;

NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, the Port Authority, the Airport Operator and the User hereby agree effective as of January 1, 1987 as follows:

1. On the terms and conditions hereinafter set forth, the Port Authority consents to the Supplement.

2. It is hereby specifically agreed that all of the terms and provisions of the Use and Occupancy Consent Agreement shall apply with like effect to this consent to the Supplement as though each and every such term and such provision were incorporated herein.

3. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to the Airport Operator or to the User under any term of provision of this Consent Agreement to the Supplement or because of its execution or because of any breach or alleged breach hereof.

IN WITNESS WHEREOF, the Port Authority, the Airport Operator and the User have executed these presents.

                                       THE PORT AUTHORITY OF NEW YORK
ATTEST:                                AND NEW JERSEY

/s/ Illegible                          By: /s/ Gerald P. Fitzgerald
---------------------------               --------------------------------------
SECRETARY                              Title: Deputy Director of Aviation
                                             -----------------------------------
ATTEST:                                PAN AMERICAN WORLD AIRWAYS, INC.
/s/ Illegible
---------------------------            By: /s/ Linda B. Young
Secretary                                 --------------------------------------
                                              Linda B. Young
                                       Title: Authorized Representative
                                             -----------------------------------
                                               Pan American World Airways, Inc.

                                       ATLANTIC AVIATION CORPORATION
ATTEST:

/s/ F.S. Eyster                        By: /s/ Illegible
---------------------------               --------------------------------------
Corporate Secretary                    Title: VP GM
                                             -----------------------------------

                                                               Teterboro Airport
                                                               Agreement TA-121
                                                               Supplement No. 3

                             SUPPLEMENTAL AGREEMENT

         THIS AGREEMENT, dated this 1st day of January, 1995 by and between JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "Johnson Controls") a Florida corporation, and ATLANTIC AVIATION CORPORATION, a Delaware corporation (hereinafter called "the User").

                                WITNESSETH, THAT:

         WHEREAS, The Port Authority of New York and New Jersey (hereinafter called "the Port Authority") is the owner of Teterboro Airport located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and

         WHEREAS, Johnson Controls is the operator of Teterboro Airport and has the right to operate and use the Airport as successor - assignee to an agreement between Pan American World Airways, Inc. ("Pan American") and the Port Authority dated September 19, 1967 ("Basic Agreement"); and

         WHEREAS, a Use and Occupancy Agreement, bearing file No. TA-121 and made effective as of February 14, 1979, was entered into between Pan American and the User for the use and occupancy of certain Space at Teterboro Airport (which Use and Occupancy Agreement as has heretofore been supplemented and amended is hereinafter referred to as "the Agreement"); and

         WHEREAS, the User desires to extend the area of use and occupancy covered under this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and respective promises herein contained, and made by the parties hereto, the parties hereby agree, effective as of the date of this Supplemental Agreement, as follows:

         1. Effective June 1, 1995, Johnson Controls here by grants to the User the right to use and occupy the additional area set forth as shown in stipple on Exhibit A-3, attached hereto and made a part hereof, together with all buildings, structures, improvements, additions and permanent installations constructed and installed therein or thereon during the reminder of the term of this Agreement (hereinafter to be deemed to be a part of the "Space").

         2. In addition to the Space set forth in diagonal hatching on Exhibit A-1 and the Space set forth in stipple on Exhibit A-2, from and after January 1, 1995, the Space set forth in cross hatching on Exhibit A-3 shall become part of the Agreement and subject to all terms, provisions and conditions of the Agreement.

         3. The User agrees to use the portion of the Space outlined in cross hatching on Exhibit A-3 for the purpose of parking of automobiles and other vehicles operated by officers, employees, invitees and business visitors of the User and for no other purposes.

         4. The following Subsections 5.12, 5.13 and 5.13.1 shall be added to Section 5 "Fees", of the Agreement

                  5.12 Effective 1, 1995 and continuing each and every month throughout the remaining term of the Agreement the User agrees to pay to Johnson Controls a monthly fee of Six Hundred Eighty Nine Dollars ($689.00) for the additional portion of the Space as shown in cross hatching on Exhibit A-3. The fee is in addition to that specified in Subsection 5.1 of the Agreement and
                           5.10 of Supplement No. 2 to the Agreement.

                  5.13 Effective March 1, 1999 and continuing throughout the remaining term of the Agreement, the monthly fee as stated in Subsection 5.12 above shall be Six Hundred Eighty Nine Dollars ($689.00) multiplied by a fraction the numerator of which shall be the CPI as published for the month of February 1999 and the denominator of which shall be the CPI published for the month of June 1993.

                  5.13.1 In computing the adjustments for the monthly fee stated in Subsection 5.12, in no event shall the monthly fee be less than the monthly fee payable during the year period immediately preceding.

         5. The User hereby agrees to construct on the Space, as shown in cross hatching on Exhibit A-3, paving to accommodate the approved uses of said Space, together with the clearing and grading of the ground area contained within said Space and the installation on or in said Space such utilities as may be appropriate or necessary for the utilization of said Space for the permitted uses.

         6. The User agrees to perform the construction stated in paragraph 5 above in accordance the requirements of Section 3 "Construction by User" of the Agreement, to submit a construction application and complete plans and specifications of such proposed construction and obtain Port Authority approval of the construction application prior to start of construction.

         7. The following words shall be inserted after the words "Exhibits A-1, B and C and A-2" on the second line of the first sentence of Subsection 39.1 of the Agreement pursuant to the terms of Supplement No. 2:

                  "and A-3"

         8. Except as herein supplemented, all terms, provisions, covenants and conditions of the Agreement shall continue in full force and effect.

         9. Neither the Directors of Johnson Controls, its subsidiaries and affiliates, nor any officers, agents, or employees thereof, shall be charged personally by the User with any liability or held liable to it under any term of provision of this Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:                                   JOHNSON CONTROLS WORLD SERVICES INC.


/s/ Illegible                             By:     /s/ Illegible
-----------------------------                 ----------------------------------

Title:  Illegible                         Title: Vice President
-----------------------------                   --------------------------------


ATTEST:                            ATLANTIC AVIATION CORPORATION


/s/ F.S. Eyster                           By:   /s/ Illegible
-----------------------------                 ----------------------------------

Title: Secretary                          Title: SR VP
-----------------------------                   --------------------------------

I, Franklin S. Eyster, II, certify that I am the Secretary of the corporation named in the attached agreement, that Joseph J. McShulkis who signed said authorized agreement on behalf of the corporation was then the Sr. Vice President of said corporation; that said, agreement was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                                                 /s/ Franklin S. Eyster, II
                                            ------------------------------------

                                                       (Signature)

                                                     (Corporate Seal)

STATE OF  DELAWARE
          ----------
COUNTY OF NEW CASTLE
          ----------

         On this 26th day of April, One Thousand Nine Hundred and Ninety Five before me, Victoria A. Tait, a Notary Public in and for the County of New Castle, State of Delaware, duly commissioned and qualified, personally appeared Franklin S. Eyster, II, known to me to be the person described in and whose name is subscribed to the attached instrument, and acknowledged to me that he executed the instrument for the purposes and consideration therein stated.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my office seal, at my office the day and year in this certification first written above.

                                            By: /s/ Victoria A. Tait
                                               -----------------------------


    My Commission Expires:

     August 27, 1998
-----------------------------

                                                               Teterboro Airport
                                                               Agreement TA-121
                                                               Supplement No. 3

                                CONSENT AGREEMENT

THIS AGREEMENT, dated as of January 1, 1995 by and among THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called "the Port Authority") and JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "the Airport Operator") and ATLANTIC AVIATION CORPORATION (hereinafter called "the User"),

WITNESSETH, THAT:

WHEREAS, the Port Authority and the Airport operator have heretofore entered into an agreement dated September 19, 1967 (which agreement, as the same has been or may hereafter be supplemented and amended, is hereinafter called "the Main Agreement"), pursuant to which the Airport Operator is operating and using Teterboro Airport (hereinafter called "the Airport"); and

WHEREAS, pursuant to and in accordance with the terms of the Main Agreement, the Airport Operator and the User have entered into a Use and Occupancy Agreement made effective as of February 14, 1979 with the consent of the Port Authority (which consent was set forth in an agreement hereinafter called the "Consent Agreement") which Use and Occupancy Agreement has been designated TA-121; and

WHEREAS, Airport Operator and User desire to supplement the above referenced Use and Occupancy Agreement, copy of which is attached hereto, made a part hereof and hereafter called "the Supplement," subject to the consent of the Port Authority and the execution of a Consent Agreement by and among the Airport Operator, the User and the Port Authority; and

NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, the Port Authority, the Airport Operator and the User hereby agree, effective as of the effective date of the Supplement, as follows:

1. On the terms and conditions hereinafter set forth, the Port Authority consents to the Supplement.

2. It is hereby specifically agreed that all of the terms and provisions of the Use and Occupancy Consent Agreement shall apply with like effect to this consent to the Supplement as though each and every such term and such provision were incorporated herein.

3. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to the Airport Operator or the User under any term of provision of this Consent Agreement to the Supplement or because of its execution or because of any breach or alleged breach hereof.

IN WITNESS WHEREOF, the Port Authority, the Airport Operator and the User have executed these presents.

ATTEST:                                   THE PORT AUTHORITY OF NEW YORK AND
                                          NEW JERSEY

       /s/ Illegible                      By:      /s/ Gary L. Davis
-----------------------------------           ----------------------------------

Title:   Acting Secretary                 Title:   Gary L. Davis
        ---------------------------                General Manager
                                                   Central Business Division
                                                   Aviation Department
                                                 -------------------------------

ATTEST:                                   JOHNSON CONTROLS WORLD SERVICES INC.
                                                (Airport Operator)
      /s/ Illegible
                                          By:      /s/ Illegible
-----------------------------------           ----------------------------------

Title:   Illegible                        Title:   Vice President
        ---------------------------              -------------------------------

ATTEST:                                   ATLANTIC AVIATION CORPORATION
                                                   (USER)

      /s/ Illegible                       By:      /s/ Illegible
-----------------------------------           ----------------------------------

Title:    Illegible                       Title:    SR VP
        ---------------------------              -------------------------------

                            CERTIFICATE OF OCCUPANCY

         Pursuant to the provisions of Section 3.6.14 of Use and Occupancy Agreement TA-121 (hereinafter referred to as the "Agreement") between Atlantic Aviation Corporation (hereinafter referred to as "Atlantic Aviation") and Pan American World Airways, Inc. (hereinafter referred to as "Pan American");

         Pan American having received from Atlantic Aviation, in compliance with the aforesaid section of the Agreement, a Certificate of Substantial Completion of the construction work as part of said Agreement, and;

         Pan American having inspected said construction work and having found it completed as specified by Atlantic Aviation;

         Pan American does hereby permit use of the construction work for the purposes set forth in the Agreement.

         Notwithstanding the above, Atlantic Aviation assumes all risks hereafter with respect to the construction work and any liability therefor for negligence or other reason.

                                          PAN AMERICAN WORLD AIRWAYS, INC.

                                          By:        /s/ John P. Kennedy
                                             ----------------------------------
                                                          Director

Dated: July 31, 1981
      ---------

                                                               Teterboro Airport
                                                               Agreement TA-121
                                                               Supplement No. 4

                             SUPPLEMENTAL AGREEMENT

         THIS AGREEMENT, dated this 18 day of May, 1999 by and between JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "Johnson Controls"), a Florida corporation, and ATLANTIC AVIATION CORPORATION (hereinafter called "the User"), a Delaware corporation.

                                WITNESSETH, THAT:

         WHEREAS, The Port Authority of New York and New Jersey (hereinafter called "the Port Authority") is the owner of Teterboro Airport (the "Airport") located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and

         WHEREAS, Johnson Controls is the operator of the Airport and has the right to operate and use the Airport as successor - assignee to an agreement between Pan American World Airways, Inc. ("Pan American") and the Port Authority dated September 19, 1967 ("Basic Agreement"); and

         WHEREAS, a Use and Occupancy Agreement dated February 14, 1979 was entered into between Pan American and the User for the use and occupancy of certain Space at Teterboro Airport, bearing file No. TA-121 (which Use and Occupancy Agreement, as has heretofore been supplemented or amended, is hereinafter referred to as the "Agreement"); and

         WHEREAS, the User desires to construct and Johnson Controls desires to permit the User to construct a hangar facility at the Space provided for in the Agreement and in consideration of said construction extend the term of the Agreement,

         NOW, THEREFORE, in consideration of the mutual agreements and respective promises herein contained and made by the parties hereto, the parties hereby agree, effective as of June 1, 1999 (the "Effective Date" of this Supplement) unless otherwise stated, as follows:

         1. Effective on May 31, 1999, Exhibits A-1, A-2 and A-3 to the Agreement shall be deemed deleted and of no further effect, and reference to "Exhibits A-1"," A-2" and "A-3" in the Agreement shall be deleted and substituted by the reference "Exhibit A-4."

         2. Effective on June 1, 1999, the Space under the Agreement shall be the area set forth in hatching and cross hatching on Exhibit A-4, attached hereto and made a part hereof, together with all buildings, structures, improvements, additions and permanent installations constructed and installed or to be constructed and installed therein or thereon or thereunder during the remainder of the term of this Agreement (hereinafter collectively referred to as the "Space").

         3. The parties hereby agree that within six (6) months of the date of execution by the Port Authority of the Consent Agreement granting the Port Authority's consent to this Supplement No. 4 to the Agreement, the User shall, in accordance with subsection 3.3 of the Agreement, submit plans and specifications for the demolition of the facility currently on the Space in Area No. 1 known as Hangar 2 and the construction of a replacement facility consisting of a minimum of 30,000 square feet of aircraft hangar space to ether with approximately 7,500 square feet of adjoining office and shop space (hereinafter referred to as the "Construction Work") with a minimum investment of Four Million Dollars ($4,000,000.00). Upon approval by the Port Authority of said plans and specifications the User agrees to promptly commence performance of the construction work as provided for in
                  Section 3 of the Agreement and to complete construction within one (1) year from the date of Port Authority approval.

         4. The parties acknowledge that the Consent Agreement granting the Port Authority's consent to this Supplemental Agreement and the matters herein set forth shall provide that the expiration date of December 30, 1999, as referenced in Section 1, "Term" of the Agreement shall be changed to expire, unless sooner terminated as hereinafter provided or as provided for in the Consent Agreement, on the day before the Twentieth
                  (20th) Year Anniversary of the Completion Date, as defined in subsection 3.6.14 of the Agreement and as amended by Paragraph 7 of this Supplemental Agreement, of construction as provided for in Paragraph 3 hereof.

         5. Effective on December 30, 1999, the User's right to use and occupy the portion of the Space in Area 4 shall be terminated.

         6. Subsection 3.2 of the Agreement shall be deleted in its entirety and the following substituted therefor:

                  "3.2 The User agrees to complete the construction of the facility set forth in Paragraph 3 of Supplement No. 4 to the Agreement on or before twelve (12) months from the commencement of construction as set forth in subsection 3.4 below and Paragraph 3 of said Supplement, provided, however, the User shall not be held in default under this subsection in the event construction cannot be completed within the said time limit due to Force Majure."

         7. Subsection 3.6.14 of the Agreement shall be deleted in its entirety and the following substituted therefor:

                  "3.6.14 When the construction work on the new Hangar 2 facility is substantially completed and is ready for use by the User, the User shall advise Johnson Controls to such effect and shall deliver to Johnson Controls a certificate by an authorized officer of the User and the User's architect or engineer certifying that such construction work has been constructed strictly in accordance with the approved plans and specifications and the provisions of the Agreement and Supplement No. 4 to the Agreement and in compliance with all applicable laws, ordinances and governmental rules, regulations and orders. Within thirty (30) days after receipt of said certificate from the User, such construction work will be inspected by Johnson Controls and if the same has been completed as certified by the User, a certificate to such effect shall be delivered to the User, subject to the condition that all risks thereafter with respect to the construction and installation of the same and any liability therefor for negligence or other reason shall be borne by the User.

                           The User shall not use or permit the use of the construction work for the purpose set forth in this Agreement until such certificate is received from Johnson Controls. The date of delivery of the certificate by Johnson Controls shall constitute the Completion Date for the purposes of the Agreement."

         8. The User hereby agrees to upgrade, improve and refurbish Hangar 3 located on the Space. The specific list of these upgrades, improvements and refurbishments (hereinafter referred to as the "Construction Work") are shown in Exhibit D, attached hereto and made a part hereof Said upgrades, improvements and refurbishments shall be done in accordance with Section 3 of the Agreement, have a cost of not less that Five Hundred Thousand Dollars ($500,000.00), and be completed within one (1) year of the Completion Date of the new Hangar 2 facility.

         9. In the event that Taxiway P at the Airport is relocated, then, upon notice by Johnson Controls to the User that said Taxiway has been decommissioned, Area 3 as shown on Exhibit A-4 shall be added to and become part of the Space as herein defined. The User shall proceed expeditiously and with all reasonable diligence, in accordance with Section 3 of the Agreement, to pave and construct an aircraft parking ramp on said Area 3.

         10. In the event that the Airport's administrative office is relocated and the existing structure is demolished, then, upon notice by Johnson Controls to the User that said building has been demolished, Area 2 as shown on Exhibit A-4 shall be added to and become part of the Space as herein defined. The User shall proceed expeditiously and with all reasonable diligence, in accordance with Section 3 of the Agreement, to construct an aircraft hangar facility consisting of a minimum of 30,000 square feet of aircraft hangar space together with approximately 7,500 square feet of adjoining office and shop space (hereinafter referred to as the "Construction Work") with a minimum investment of Four Million Dollars ($4,000,000.00) in accordance with plans and specifications to be submitted by the User to the Port Authority for its approval and in accordance with Section 3 of the Agreement. The User shall pay to Johnson Controls the then prevailing land use fee for Area 2, in addition to all other fees and charges.

         11.      The following subsections 5.14, 5.15, 5.16, 5.17, 5.18, 5.19 and 5.20 shall be added to Section 5 "Fees" of the Agreement:

                  "5.14 Effective on the Effective Date of Supplement No. 4 to the Agreement and continuing until December 31, 1999, the User shall pay to Johnson Controls a total monthly fee of Seventy-eight Thousand Nine Hundred Ninety-three Dollars and Thirty-eight Cents ($78,993.38), as detailed on Exhibit E, attached hereto and made a part hereof.

                  5.14.1 Upon notice by the User to the Port Authority of the date that it has vacated and no longer using the existing structure known as Hangar 2 and is prepared to demolish it, the total monthly fee stated above shall be abated from and after said date by the then current building rental fee.

                  5.15 In the event that the construction set forth in Paragraph 3 of Supplement No. 4 of the Agreement is not completed in the time frame set forth therein and in subsection 3.2 above, as amended by Paragraph 6 of Supplement No. 4 of the Agreement, the User agrees to pay to Johnson Controls a surcharge equal to Nineteen Thousand Six Hundred Twenty-six Dollars and Forty-eight Cents ($19,626.48) representing one half (1/2) of the monthly land use fee as stated in subsection 5.14 above, for each month, or fraction thereof, that the completion of construction extends beyond the twelve (12) month time frame. This surcharge shall be in addition to all other fees and charges set forth in this Section.

                  5.16 In the event that Area 3 as shown on Exhibit A-4 becomes part of the Space prior to December 31, 1999, effective on the date of notice to such effect and continuing until December 31, 1999, the User shall pay to Johnson Controls a monthly land use fee of Thirty-five Thousand Nine Hundred Sixty-six Dollars and Forty Cents ($35,966.40).

                  5.17 Effective January 1, 2000 the User shall pay to Johnson Controls a total monthly fee for building space and land area in Area 1 determined as follows: a total base fee of One Hundred Ninety-five Thousand One Hundred Seven Dollars and Thirty-three Cents ($195,107.33) shall first be multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December 1999 and the denominator of which shall be the CPI published for the month of December 1998 and the User shall pay the product thereof on January 1, 2000 and on the first day of each and every month thereafter. In computing the total monthly fee payable January 1, 2000 in no event shall the monthly fee be less than One Hundred Ninety-five Thousand One Hundred Seven Dollars and Thirty-three Cents ($195,107.33).

                  5.17.1 In the event that Area 3 as shown on Exhibit A-4 has become part of the Space, effective January 1, 2000 the User shall pay to Johnson Controls a total monthly fee for the land area in Area 3 determined as follows: a total base fee of Thirty-five Thousand Nine Hundred Sixty-six Dollars and Forty Cents ($35,966.40) shall first be multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December 1999 and the denominator of which shall be the CPI published for the month of December 1998 and the User shall pay the product thereof on January 1, 2000 and on the first day of each and every month thereafter. In computing the total monthly fee payable January 1, 2000 in no event shall the monthly fee be less than Thirty-five Thousand Nine Hundred Sixty-six Dollars and Forty Cents ($35,966.40).

                  5.17.2 Effective January 1, 2001 and annually thereafter the User shall pay to Johnson Controls a total monthly fee for building and land for Area 1 and Area 3, if then a part of the Space, equal to the greater of either the prior year's fee multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December of the year prior to the affected year and the denominator of which shall be the CPI published for the month of December of two years prior to the affected year or the prior year's fee. In computing the total monthly fee payable in no event shall the monthly fee be less than the prior year's fee or increased by an amount greater than six percent (6 %).

                  5.18 Johnson Controls reserves the right, at its option, to perform a real estate appraisal of the User's Space in the year 2009. In the event that such an appraisal is performed, from and after January 1, 2010 the monthly fee payable by the User shall be the greater of either (i) one twelfth of the appraised building rate for Hangar 3 and Hangar 4 plus the appraised land rate for Area 1 and 3, if Area 3 is then a part of the Space or (ii) the December 2009 total monthly fee payable for Area 1 and 3 multiplied by a fraction the numerator of which shall be the CPI as published for the month of December 2009 and the denominator of which shall be the CPI published for the month of December 2008. In the event that the fee calculated in accordance with (ii) above is fifteen percent (15%) or higher than that calculated in accordance with (i) above, then the monthly fee payable effective January 1, 2010 would be the greater of (a) the fee payable January 2000 adjusted annually by 1/2 of the change in the CPI or (b) the rate calculated per (i) above.

                  5.18.1 In the event that a real estate appraisal of the User's Space is not performed in the year 2009, effective January 1, 2010 the User shall pay to Johnson Controls a total monthly fee for building and land for Area 1 and Area 3, if then a part of the Space, equal to the greater of either (i) the fee payable December 1, 2009 multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December 2009 and the denominator of which shall be the CPI published for the month of December 2008 or (ii) the rate payable December 1, 2009. In computing the total monthly fee payable in no event shall the monthly fee be less than the prior year's fee or increased by an amount greater than six percent (6%).

                  5.19 Effective January 1, 2011 and annually thereafter the User shall pay to Johnson Controls a total monthly fee for building and land for Area 1 and Area 3, if then a part of the Space, equal to the greater of (i) the prior year's fee multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December of the year prior to the affected year and the denominator of which shall be the CPI published for the month of December of two years prior to the affected year, or (ii) the rate payable December of the prior year. In computing the total monthly fee payable in no event shall the monthly fee be less than the prior year's fee or increased by an amount greater than six percent (6%).

                  5.20 In the event that the term of the Agreement is extended beyond the twenty (20) year anniversary of the completion of the construction provided for in Paragraph 3 of Supplement No. 4 of the Agreement due to the later completion of the construction provided for in Paragraph 10 above, the User shall, from the day after the twentieth (20th) year anniversary of the Completion Date of the construction provided for in Paragraph 3 of Supplement No. 4 of the Agreement until the expiration of the term of the Agreement, pay to Johnson Controls a monthly building rental fee based upon the appraised building rate derived from a real estate appraisal performed of the facility, with the appraiser to be selected by the Port Authority. If an appraisal is not conducted the building rental fee will be determined using the prevailing rate for comparable space at the Airport or the existing rate increased by the CPI, whichever is higher.

                  5.20.1   Effective on the January 1st following the twentieth
                           (20th) year anniversary of the Completion Date described in Paragraph 3 of Supplement No. 4 of the Agreement and annually thereafter, the User shall pay to Johnson Controls the monthly building rental fee stated above, multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December of the year immediately preceding January 1 of the fee increase and the denominator of which shall be the CPI published for the month of December two years preceding. In computing the total monthly fee payable in no event shall the monthly fee be less than the year preceding."

         12. In accordance with the construction required in Section 3 of the Agreement, the User hereby agrees to use its reasonable efforts to ensure that minority business enterprises (M.B.E.) and women-owned business enterprises (W.B.E.) as defined in 49 CFR Part 23 have the maximum opportunity to participate in said construction. The participation goal for M.B.E. and W.B.E. participation in the total contract price shall be twelve percent (12%) for firms owned and controlled by minorities and five percent (5%) for firms owned and controlled by women.

         13. (a) The following Subsection 12.10 shall be added to Section 12 of the Agreement entitled "Various Obligations of the User":

                  "12.10 The following terms shall have the following respective meanings as used herein:

                  12.10.1 "Environmental Damages" shall mean any one or more of the following: (i) the presence on, about or under the Space of any Hazardous Substance, as hereinafter defined, and/or (ii) the disposal, release or threatened release of any Hazardous Substance from the Space, and/or (iii) an Off-Space Hazardous Substance, as hereinafter defined, and/or (iv) any personal injury (including wrongful death) or property damage arising out of or related to such Hazardous Substances, and/or (v) the violation of any Environmental Requirements, as hereinafter defined, pertaining to such Hazardous Substances or Off-Space Hazardous Substances, the Space and/or the activities thereon.

                  12.10.2 "Environmental Requirements" and "Environmental Requirement" shall mean all applicable present and future laws, statues, enactments, resolutions, regulations, rules, ordinances, codes, licenses, permits, orders (including agreed upon consent orders), approvals, plans, authorizations, concessions, franchises, requirements and similar items, of all Governmental Agencies, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, and in the event that there shall be more than one compliance standard, as among the various Governmental Agencies, the standard for any of the foregoing to be that which requires the lowest level of a Hazardous Substance taking into account the nature and intended use of the Space, the foregoing to include without limitation:

                                    (a)      All requirements pertaining to
                           reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases, or threatened releases of Hazardous Substances into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport, or handling of Hazardous Substances; and

                                    (b)      All Environmental Requirements
                           pertaining to the protection of the health and safety of employees or the public.

                  12.10.3 "Hazardous Substances" and "Hazardous Substance" shall mean and include without limitation any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive or radioactive material, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls
                           (PCBs), chemicals known to cause cancer or reproductive toxicity, petroleum and petroleum products and other substances which have been or in the future shall be declared to be hazardous or toxic, or the removal of which have been or in the future shall be required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which have been or in the future shall be restricted, prohibited, regulated or penalized by any Environmental Requirement.

                  12.10.4 "Off-Space Hazardous Substance" shall mean the presence of any Hazardous Substance in, about or under property at the Airport other than the Space as a result of the User's use and occupancy of the Space, whether by migration, release, discharge or any other manner, it being understood that the User shall have the burden of proof to establish that any migration of a Hazardous Substance from the Space was not a result of the User's use and occupancy of the Space.

                  (b) The User, prior to the execution of this Agreement, had thoroughly examined the Space and determined it to be suitable for the User's operations hereunder and the User restates and continues said determination in connection with the extension hereunder. Except as otherwise provided herein, the User hereby agrees to assume all responsibility for any and all risks, costs and expenses of any kind whatsoever caused by, arising out of or in connection with the condition of the Space whether any aspect of such condition existed prior to, on or after the effective date of the letting of the Space, including, without limitation, all Environmental Requirements and Environmental Damages, as herein defined and all soil remediation to the extent required under Environmental Requirements, including but not limited to, remediation which may be required as a result of discovery of any contaminants while performing test borings or in the performance of any construction work, and to indemnify and hold harmless the Port Authority and Johnson Controls with respect to third party claims for Section 8 of this Agreement, as amended. Notwithstanding the foregoing, the User shall be responsible for the removal of and remediation of Hazardous Substances placed, or permitted or caused to be placed, on, in or under the Space by the User or by its employees, agents, contractors, or others using or occupying the Space under this Agreement.

         14.0. Port Authority's Additional Rights to Recapture or Accommodate Others on Portions of User's Ramp Space

                  The User acknowledges that the Airport serves the transportation needs of the public and that the Public Aircraft Facilities should be utilized to the fullest extent possible with airport users afforded fair and reasonable access. The User also acknowledges that the following subsections provide that if the User does not utilize its facilities to the level set forth in stated performance criteria such underutilized facilities may be either recaptured by the Port Authority or required to be offered by the User to another user in accordance with the following:

14.1. It is hereby agreed that, commencing either one year after the effective date of the addition of Area 3 to the Space, or January 1, 2002, whichever occurs earlier and which will be known as the "Start Date", and for each and every calendar year thereafter, the Port Authority may ascertain the User's percentage share (hereinafter referred to as the "User's Current Fuel Share") of the total aircraft fuel gallons sold (hereinafter referred to as "Total Current Fuel Dispensed") at the Airport for the preceding calendar year. The fuel dispensed by the User for the year preceding the Start Date and the year preceding each and every calendar year thereafter during which such calculation is made shall be known as the "User's Current Fuel Dispensed". The User's Current Fuel Share shall be calculated by dividing the User's Current Fuel Dispensed by the Total Current Fuel Dispensed preceding the year during which such calculation is made. The User's Current Fuel Share for calendar year 1998 shall hereinafter be defined as "the Base Year Fuel Share" and is shown below:

            Teterboro Airport User                                  Fuel Share in 1998
-----------------------------------------------                     ------------------
Atlantic Aviation Corporation                                               17.8%
First Aviation Services, Inc.                                               16.5%
Jet Aviation of America, Inc.                                               34.4%
General Aviation Aircraft Services, Inc. (doing                             17.0%
business as Million Air-Teterboro
Signature Flight Support-New Jersey, Inc.                                   14.3

14.2. As of the Start Date and as of January 1 of each succeeding calendar year, in the event that the User's Current Fuel Share for the respective preceding calendar year is determined to be at least twelve and one-half percent (12.5%) less than the User's Base Year Fuel Share, the Port Authority shall have the right but not the obligation, upon two (2) month's written notice to the User, to require the User and the User hereby agrees to make ramp space in Area 3 (hereinafter called "Accommodation Space") available to other users, sub-users or the Port Authority in useable increments as directed by the Port Authority in the manner and amount and to the extent set forth below:

     Percentage of the User's
   Current Fuel Share Divided by                           Ramp Space to be Made
   User's Base Year Fuel Share                              Available in Area 3
-----------------------------------                        ---------------------
87.5% (12.5% reduction or greater)                         Up to 20.0% of Total
75.0% (25% reduction or greater)                           Up to 50.0% of Total
50.0% (50% reduction or greater)                           Up to 100.0% of Total

14.3. In the event the User is so notified by the Port Authority it shall either (a) enter into a sub-use and occupancy agreement with another user as determined by the Port Authority or (b) enter into a surrender agreement as directed by the Port Authority. Any such sub-use and occupancy agreement shall be subject to the prior and continuing approval of the Port Authority and the execution by and among the User, the Sub-user, the Airport Operator, and the Port Authority of a Consent Agreement in form satisfactory to the Port Authority. Moreover, and without limiting the forgoing, the User shall provide any and all information to the Airport Operator as may be requested by the Airport Operator from time to time as to all aspects of its accommodation of a Sub-user hereunder. Nothing contained herein shall in any way affect the discretion of the Airport Operator or the Port Authority in granting or withholding its consent to a sub-use and occupancy agreement.

14.4. The failure of the Port Authority to exercise its right under this Section during any year in which it may have such a right shall not affect, waive or limit its rights to exercise such right in any subsequent year during any period of underutilization. In no event will the Accommodation Space exceed the percentages set forth above.

14.5. The User shall make such ramp space available during the period set forth in the aforesaid notice. The Port Authority shall consider a request by the User to restore the Accommodation Space to the User when the User's Current Fuel Share shall have returned to within twelve and one-half percent (12.5%) or less of the User's Base Year Fuel Share, provided the Accommodation Space is not then covered by a sub-use or other agreement or at such other time as the Port Authority deems it is in the best interest of the Airport to restore the Accommodation Space to the User.

14.6. The User agrees that all handling, sublease, sub-use and occupancy agreements shall be reasonable and at non-discriminatory rates, fees and charges and shall be based on the recovery by the User of a pro rata share of the User's costs of (1) operation and maintenance, (2) services provided, and (3) the User's fees and investment in the Accommodation Space.

15.0. Construction Payments -- In the event that the User seeks Port Authority financing for construction of any of the hangars or other improvements the following will apply.

15.1.    (a)      The following terms as used in this Agreement shall have the respective meanings given below:

                  (1) "Accrued Amount" shall mean the monthly amount, calculated on the last day of each calendar month, equal to the product obtained by multiplying the daily average of the Construction Payment Amount, as hereinafter defined, during such month by the decimal .006875, for each month during the period commencing on the first Construction Payment Date and ending on the day preceding the Additional Rental Commencement Date.

                  (2) "Construction Commencement Date" shall mean the first date any contractor of the User enters upon any portion of the Space to perform any portion of the Construction Work.

                  (3) "Construction Costs" shall mean the following costs actually paid by the User to the extent that the inclusion of the same is permitted by sound accounting practices consistently applied;

                           (i) amounts actually paid to independent contractors for work actually performed and labor actually furnished and materials actually delivered in connection with the performance of the Construction Work; and

                           (ii) amounts actually paid in connection with the Construction Work for engineering, architectural, professional and consulting services, construction management and supervision of construction provided, however, payments under this paragraph (a)
                                    (3) (ii) shall not exceed fifteen percent
                                    (15 %) of the amounts paid under paragraph
                                    (a) (3) (i);

                           provided and to the extent that such work is performed by the User in accordance with all the terms and provisions of (i) this Agreement and (ii) the final Construction Application(s) (including the final plans and specifications) as approved by the Port Authority pursuant to Section 3.3 of the Agreement. Notwithstanding the foregoing, the Construction Costs shall not include:

                           (i) the costs of Construction Work which although performed pursuant to an approved plan or specification is not incorporated in the final plans and specifications as approved by the Port Authority or the cost of altering such Construction Work; or

                           (ii) any amounts paid for or in connection with any trade fixtures or other personal property of the User.

                  (4) "Construction Payment" shall mean each payment made by the Port Authority to the User for Construction Costs.

                  (5) "Construction Payment Amount" shall mean the aggregate amount of all Construction Payments made by the Port Authority to the User at any time during the term of this Agreement pursuant to paragraph (b) of this Paragraph 15 of Supplement No. 4 to the Agreement together with the Accrued Amount accumulated thereon.

                  (6) "Construction Payment Date" shall mean the date upon which each Construction Payment is made pursuant to the Paragraph.

                  (7) "Final Date" shall mean the last day of the twelfth month following the month in which the certificate of the User is delivered to the Port Authority pursuant to Section 3.6.14 of the Agreement.

         (b) The Port Authority shall reimburse the User for Construction Costs, subject to and in accordance with the terms and provisions hereinafter set forth.

                  (1) On the twentieth day of the calendar month following the month in which the Construction Commencement Date occurs, and on the twentieth day of each calendar month thereafter up to and including the calendar month following the Final Date, the User shall deliver to the Port Authority a certificate which shall be signed by a responsible fiscal office of the User, sworn to before a notary public, and shall:

                           (i) certify the amounts of actual payments made by the User and the amounts actually due and payable from the User to its independent contractors for work actually performed and labor and materials actually furnished for the Construction Work;

                           (ii) certify the amounts of actual payments made by the User and the amounts due and payable from the User in connection with the Construction Work for engineering, architectural, professional, consulting services, construction management and supervision of construction;

                           (iii) certify all due and payable amounts included by the User in previous certificates against which a Construction Payment has been made by the Port Authority to the User and which have been paid by the User since the submission of each such previous certificate, and shall have attached there to or included therein such verification as shall be required by the Port Authority, that such amounts have been paid;

                           (iv) certify the total cumulative payments made by the User from the commencement of the Construction Work to the date of each certificate;

                           (v) contain a representation by the User that the User will apply the Construction Payment only against expenses actually incurred as Construction Costs and for no other purpose whatsoever;

                           (vi) certify that the amounts, payments and expenses therein set forth constitute Construction Costs;

                           (vii) certify that the work for which payment is requested has been accomplished, that the amounts requested have been paid or are due and payable to the User's contractors, and, subject to the concurrence of the Port Authority, that such work is in place and has a value of not less than the amount requested to be paid;

                           (viii)   certify that each portion of the
                                    Construction Work covered by such
                                    certificate has been performed in accordance with the terms of this Agreement;

                           (ix) have attached thereto reproduction copies or duplicate originals of the invoices of such independent contractors and other persons (whether such invoices are paid or unpaid) and for such invoices which have been paid, an acknowledgement by such independent contractors and other persons of the receipt by them of such amounts and payments; and

                           (x) contain such further information and documentation with respect to the User's costs as the Port Authority may from time to time require, which information, documentation and certification shall be given on such forms as may be adopted by the Port Authority.

                  (2) In addition to the foregoing, the User shall furnish to the Port Authority information concerning Construction Costs and timing of the performance of the Construction Work as may be requested by the Port Authority from time to time and at any time, including but not limited to, the following:

                           (i) The User's original detailed Construction Costs projections, accompanied by a certification signed by an independent engineering consultant or independent licensed architect, to the effect that the Construction Costs projections submitted by the User are accurate, and that the same represent reasonable prices for the work in question.

                           (ii) Reports of the full-time resident engineer or licensed architect and reports of the User's chief architect, which reports or log must contain reports as to activity conducted in connection with the Construction Work for each and every day that such activity occurred from the commencement of the work to the date of submission;

                           (iii) A certification signed by the User's architect or architects certifying the value of work in place, both on and off the site; and

                           (iv) Accurate, readable and complete copies of all change orders, extra work authorizations, design change authorizations and purchase orders in connection with the Construction Work.

                  (3) The User shall mark as "final" its final certificate covering the Construction Work, which certificate, with respect to amounts withheld by the User which have been deducted from a Construction Payment and which have subsequently been paid by the User, shall have attached thereto or included thereon such verification as shall be required by the Port Authority that such withheld and deducted amounts have been paid by the User and to the extent such withheld and deducted amounts have been so paid, such withheld and deducted amounts shall be included in the amount of the final Construction Payment. After submitting such final certificate the User shall submit no further certificate hereunder.

         (c)      Subject to the provisions of subparagraphs (c) (1) through (c)
                  (4) hereof, within thirty (30) days after the delivery of duly submitted certificates by the User satisfying in full the requirements set forth of this Paragraph, the Port Authority shall pay to the User the amounts paid by the User as certified in such certificates, to the extent that such amounts or any portion thereof have not theretofore been included in any Construction Payment.

                  (1) In the event this Agreement is not in full force and effect, or the User shall be under a notice of termination of the use of the Space under this Agreement, or in default under any term or provision hereof, the Port Authority shall have the right, in its discretion, to withhold the payment of any Construction Payment to the User, provided, further, no payment or withholding of a Construction Payment shall be or be deemed to be a waiver of any rights of the Port Authority with respect to the termination of the use of the Space under this Agreement, or to a default by the User under any term or provision therefore, or to the withholding or payment of future Construction Payments, or with respect to any determination as to the usability of any item of work.

                  (2) It is hereby understood and agreed that nothing in this Section shall be or be deemed to be for the benefit of any contractor of the User.

                  (3) It is further understood that at the election of the Port Authority no payment will be made if the Port Authority's inspection or audit does not substantiate the contents of any such certificate and until such matters have been resolved to the satisfaction of the Port Authority, but the Port Authority shall have no obligation to conduct any such inspection or audit.

                  (4) No Construction Payment shall be made by the Port Authority to the User until all due and payable amounts included on all previously submitted certificates have been paid by the User and the payment thereof verified to the satisfaction of the Port Authority (unless such amounts are being withheld by the User and the amount so withheld shall have been deducted from the amount of a Construction Payment).

         (d) If for any reason the construction of the Construction Work or any portion thereof is not performed in accordance with the terms and provisions of (i) this Agreement, and (ii) the Construction Application(s) (including the final plans and specifications) as finally approved by the Port Authority, it is understood and agreed that the Port Authority shall not be obligated to make any Construction Payments nor shall the Construction Payment Amount include any amount for such work or any costs in connection with the removal, restoration, modification, correction or change required to cause such work to comply with such terms and provisions, and in the event that the Port Authority shall have made a Construction Payment for such work, the Port Authority shall have the right to withhold and credit future Construction Payments against any such amount or upon demand of the Port Authority, the User shall pay to the Port Authority the amount of any such Construction Payment or portion thereof covering such work.

         (e) The entire obligation of the Port Authority under this Agreement for Construction Costs shall be limited in amount to a total sum of Twelve Million Dollars and No Cents ($12,000,000.00), and limited in time to Construction Costs adequately documented and covered by certificates of the User submitted in accordance with subparagraph (b) of this Paragraph no later than the Final Date.

         (f) The User shall promptly submit to the Port Authority further information, including but not limited to its estimate of the amounts and times of the various payments it will be making for Construction Costs as the Port Authority may from time to time, and at any time, request, and shall be available itself or cause its architect or engineer to be available for consultation in connection with payment certificates submitted pursuant to subparagraph (b) of this Paragraph.

         (g) Without limiting any other provision of this Agreement, the Port Authority shall have the right at any time and from time to time by its agents, employees and representatives to audit and inspect during regular business hours the books, records and other data of the User relating to the cost of the Construction Work, it being understood that the Port Authority shall not be bound by any prior audit conducted by it. The User agrees to keep such books, records and other data within the Port of New York District. The User shall maintain such books, records and other data for five (5) years after the User has delivered the certificate marked "final" called for under subparagraph (b) above.

         (h) If the User has included in any portion of the cost of the Construction work any item as having been incurred, but which in the opinion of the Port Authority was not so incurred, or which in the opinion of the Port Authority was not so incurred is not an item properly chargeable to such element of cost under sound accounting practice, or does not represent an appropriate division of the costs of a particular contract which are required to be designated according to time of performance or delivery, and the parties have been unable to resolve their differences within 90 days after the Port Authority gave its notice objecting to the same, the Port Authority's decision as to the nature of the items in question shall be final.

         (i) Any payment by the Port Authority which may exceed the limitation set forth in subparagraph (a) (3) (ii) shall be promptly refunded to the Port Authority upon demand. Further, in connection with the limitation set forth in subparagraph
                  (a) (3) (ii), of this Paragraph, it is agreed that such limitation shall not be applied for the purpose of calculating the amount of a Construction Payment until the User has submitted the final certificate as hereinbefore provided, at which time such fifteen percent limitation shall be applied).

16.      Additional Rental

16.1. These paragraphs related to Additional Rental are only used when the User accepts Port Authority advances for construction payments.

         16.1.1 The following terms as used in this Agreement shall have the respective meanings given below:

                  (1) "Monthly Additional Rental Commencement Date" shall mean the earlier occurring of (i) January 1, 2002 or (ii) the first day of the month following the month during which the Completion Date, as defined as the date a certificate of occupancy has been issued occurs.

                  (2) "Monthly Additional Rental Factor" shall mean the factor or factors derived in accordance herewith from time to time by the application of the following formula:

                           0.006875
                   ---------------------------
                                  1            = Additional Rental Factor
                          --------------------
                          1- (1.006875)degrees

                  Where n (a power) equals the number of calendar months (expressed in whole numbers) from the Monthly Additional Rental Commencement Date to the expiration date of the Agreement.

                  (3) The term "Accrued Amount" shall mean the monthly amount, calculated on the last day of each calendar month, equal to the product obtained by multiplying 0.004375 and the amount of the Construction Investment Amount (including any previously calculated Accrued Amount) during said month, for each month during the period commencing on the first Construction Advance Date and ending on the day preceding the Monthly Additional Rental Commencement Date.

                  (4) The term "the Reimbursement Amount" shall mean the period commencing on the Monthly Additional Rental Commencement Date and ending on the expiration date of the Agreement.

                  (5) The "Monthly Additional Rental Period" shall mean the period commencing on the Monthly Additional Rental Commencement Date and ending on the expiration date of the Agreement.

         16.1.2 The User shall pay to the Port Authority a Monthly Additional Rental as follows:

                  (1) Commencing on the Monthly Additional Rental Commencement Date, the User shall pay to the Port Authority a Monthly Additional Rental which shall be an amount determined for and payable on the first day of each and every calendar month occurring during the Monthly Additional Rental Period equal to the product obtained by multiplying the Reimbursement Amount by the Monthly Additional Rental Factor.

                  (2) (i) In the event the Monthly Additional Rental Commencement Date shall precede the Final Date and the Port Authority shall make a Construction Advance or Construction Advances to the User on or after the Monthly Additional Rental Commencement Date (each such payment being a part of the Construction Advance Amount and being herein called a "Subsequent Construction Advance"), then, with respect to each such Subsequent Construction Advance, a Monthly Additional Rental Factor shall be calculated using the formula set forth in item (2) of subparagraph (a) hereof where n (a power) shall equal the number of calendar months (expressed in whole numbers) from the date of each such Subsequent Construction Advance if such date be the first day of a calendar month, or if not then the first day of the following calendar month, to the expiration date of the Agreement.

                           (ii)     As a part of the payment of Monthly
                  Additional Rental due as provided in this subparagraph (b) and in addition to the foregoing, the User shall pay to the Port Authority on the first day of each and every calendar month during the Monthly Additionally Rental Period subsequent to the payment of each Subsequent Construction Advance, an amount equal to the product obtained by multiplying (A) the amount of each Subsequent Construction Advance and (B) the Monthly Additional Rental Factor applicable to said Subsequent Construction Advance; such amount to be payable as a part of the Monthly Additional Rental payments to be made hereunder and to be deemed a part thereof for all purposes of the Agreement.

                           (iii)    As a part of the payment of Monthly
                  Additional Rental due as provided in this subparagraph (b) and in addition to the foregoing, the User shall pay to the Port Authority an amount equal to the product obtained by multiplying (A) the amount of each Subsequent Construction Advance made on other than the last day of a month, and (B) the number of days in the period from the date of such Subsequent Construction Advance is made to and including the last day of the calendar month in which such Subsequent Construction Advance is made; and (C) the quotient derived from dividing 0.006875 by 30; such amount to be payable as part of the Monthly Additional Rental payment due on the first day of the month following the month in which such Subsequent Construction Advance is made.

         16.1.3 In the event that a Port Authority audit shall disclose that the User has expended Construction Costs which total less than the total of all Construction Advances made to the User hereunder up to the time of such audit then, upon demand of the Port Authority, the User shall immediately pay to the Port Authority an amount equal to the difference between the amounts expended by the User as disclosed by the Port Authority audit and the aforesaid amount of the total of all Construction Advances made to the User and effective from and after such date of payment the Construction Advance Amount shall be reduced by the amount of such payment and the Monthly Additional Rental payable by the User adjusted appropriately hereunder.

17. The Port Authority may advance funds to the User for the construction of hangars. If Port Authority funds are provided to the User a security deposit in the form of any of the following will need to be provided:
         Cash, Letter of Credit, Treasury Bonds, Treasury Notes. The bonds can be issued by any of the following: States of New Jersey or New York or the Port Authority of New York and New Jersey. Security will be in the amount of one million dollars ($1,000,000) for each hangar to be constructed. If two hangars are being constructed simultaneously one million dollars will need to be provided to the Port Authority for each hangar for which funding is being provided. If the hangars are being constructed consecutively (only one is being constructed at a time), the one million dollar security from the first hangar can be rolled over to be used for the second. The security is only required during the construction period until a certificate of occupancy has been issued.

18. Except as herein supplemented, all terms, provisions, covenants and conditions of the Agreement shall continue in full force and effect.

19. No director, officer, agent, employee, shareholder, principal, parent, subsidiary or affiliate of any party hereto shall be charged personally or held contractually liable by or to the other party under any term or provision of this Supplemental Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof. Notwithstanding the foregoing, the person or persons executing this Supplemental Agreement on behalf of Johnson Controls and the User respectively represent that such person is authorized to execute this Supplemental Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:                                          JOHNSON CONTROLS WORLD SERVICES
                                                 INC.

/s/ Laura Conner                                 By: /s/ C.R. Borders
--------------------------------                    ----------------------------

Title: Illegible                                 Title: Vice President
      --------------------------                       -------------------------
ATTEST                                           ATLANTIC AVIATION CORPORATION

/s/ Victoria A. Tait                             By: /s/ R.N. Fitzgerald
--------------------------------                    ----------------------------

Title: Secretary                                 Title: President
      --------------------------                       -------------------------
                                       20

I, Victoria A. Tait, certify that I am the Secretary of the corporation named in the attached agreement, that Raymond N. Fitzgerald who signed said authorized agreement on behalf of the corporation was then the President of said corporation; that said agreement was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                                            /s/ Victoria A. Tait
                                            ------------------------------------
                                            Victoria A. Tait

                                                           (Corporate Seal)

STATE OF DELAWARE

COUNTY OF NEW CASTLE

         On this 19th day of May, One Thousand Nine Hundred and Ninety Nine
(1999) before me, Kathleen A. Stansell, a Notary Public in and for the County of New Castle, State of Delaware, duly commissioned and qualified, personally appeared Raymond N. Fitzgerald, known to me to be the person described in and whose name is subscribed to the attached instrument, and acknowledged to me that he executed the instrument for the purposes and consideration therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my office seal, at my office the day and year in this certification first written above.

                                        /s/ Kathleen A. Stansell
                                        ----------------------------------------
                                        Kathleen A. Stansell
                                        Notary Public
                                        My Commission Expires: February 13, 2001

                    THIS AGREEMENT SHALL NOT BE BINDING UPON
                    JOHNSON CONTROLS UNTIL DULY EXECUTED BY
                   AN EXECUTIVE OFFICER THEREOF AND DELIVERED
                 TO THE USER BY AN AUTHORIZED REPRESENTATIVE OF
                                JOHNSON CONTROLS

                     Use and Occupancy Agreement No. TA-121

                              SURRENDER AGREEMENT

         THIS SURRENDER AGREEMENT, dated as of August 1, 1999, by and between JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "Johnson Controls") and ATLANTIC AVIATION CORPORATION (hereinafter called the "User");

         WITNESSETH, That:

         WHEREAS, The Port Authority of New York and New Jersey (hereinafter called the "Port Authority") is the owner of Teterboro Airport (hereinafter called the "Airport") located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and

         WHEREAS, Johnson Controls is the operator of the Airport and has the right to operate and use the Airport as successor - assignee to an agreement bearing file No. TA-204 and dated September 19, 1967 between Pan American World Airways, Inc. ("Pan American") and the Port Authority (hereinafter called the "Basic Agreement"); and

         WHEREAS, a Use and Occupancy Agreement, bearing file No. TA-121 and dated February 14, 1979 was entered into between Johnson Controls and the User for the use and occupancy of certain Space at the Airport (which Use and Occupancy Agreement is hereinafter called "the Agreement"); and

         WHEREAS, the User, upon receipt of notice (hereinafter called the "Notice") from the Port Authority within two (2) years of the date hereof that the Port Authority or the current operator of the Airport has entered into an agreement with the then-current user of Hangar No. 1 at the Airport covering, among other things, the incorporation of the surrendered space, as hereinafter defined, in the Port Authority's agreement with said user of Hangar No. 1 covering its operations at the Airport, agrees to terminate its occupancy of certain portions of the Space under the Agreement consisting of a total of approximately 7,813 square feet of outside ground area designated Area 1A and Area 3A on the drawing attached hereto, hereby made a part hereof and marked "Exhibit A-4," said portions being hereinafter collectively called "the surrendered space," and to surrender the same to Johnson Controls effective as of 11:59 o'clock P.M. on the date set forth in the Notice, which hour and date are hereinafter, for purposes of Paragraphs 1 through 4 hereof, collectively called "the effective date;" and

         WHEREAS, Johnson Controls is willing to accept such surrender on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties desire to amend the Agreement in certain other respects as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed by and between Johnson Controls and the User to amend the Agreement, effective as of August 31, 1999, as follows:

         1. Upon receipt by the User of the Notice from the Port Authority to surrender the surrendered space, as herein before set forth, the User shall grant, bargain, sell, surrender and yield up and does by these presents grant, bargain, sell, surrender and yield up unto Johnson Controls, its successors and assigns, forever, the surrendered space and the term of years with respect thereto under the Agreement yet to come and give, grant and surrender and by these presents does give, grant and surrender to Johnson Controls, its successors and assigns, all the rights, rights of renewal, licenses, privileges and options of the User granted by the Agreement with respect to the surrendered space, all to the intent and purpose that the said term under the Agreement and the said rights of renewal, license, privileges and options may be wholly merged, extinguished and determined on the effective date, with the same force and effect as if the said term were in and by the provisions of the Agreement originally fixed to expire on the effective date;

         TO HAVE AND TO HOLD the same unto Johnson Controls, its successors and assigns forever.

         2. The User hereby covenants on behalf of itself, its successors and assigns that (a) it has not done or suffered and will not do or suffer anything whereby the surrendered space, or the User's rights therein, have been or shall be encumbered as of the effective date in any way whatsoever, (b) the User is and will remain until the effective date the sole and absolute owner of the rights, rights of renewal, licenses, privileges and options granted by the Agreement with respect thereto and that the same are and will remain until the effective date free and clear of all liens and encumbrances of whatsoever nature created or suffered by the User; and (c) the User has full right and power to make this Agreement.

         3. All promises, covenants, agreements and obligations of the User with respect to the surrendered space, under the Agreement or otherwise, which under the provisions thereof would have matured upon the date originally fixed in the Agreement for the expiration of the term thereof, or upon the termination of the Agreement prior to the said date, or within a stated period after expiration or termination, shall notwithstanding such provisions, mature upon the effective date and shall survive the execution and delivery of this Agreement.

         4. The User does by these presents release and discharge Johnson Controls from any and all obligations of every kind, past, present or future on the part of Johnson Controls to be performed under the Agreement with respect to the surrendered space. Johnson Controls does by these presents release and discharge the User from any and all obligations on the part of the User to be performed under the Agreement with respect to the surrendered space for that portion of the term subsequent to the effective date; it being understood that nothing herein contained shall release, relieve or discharge the User from any liability for fees or for other charges that may be due or become due to Johnson Controls for any period or periods prior to the effective date, or for breach of any other obligation on the User's part to be performed under the Agreement for or during such period or periods or maturing pursuant to Paragraph 3 above; it being further understood that nothing herein contained shall release, relieve or discharge Johnson Controls from any liability for breach of any obligation on the part of Johnson Controls to be performed under the Agreement for or during such period or periods.

         5. From and after the effective date, fees for the Space under the Agreement shall be appropriately abated in accordance with the terms thereof.

         6. Each party represents and warrants to the other that no broker has been concerned in the negotiation of this Surrender Agreement or the surrender hereunder and that there is no broker who is or may be entitled to be paid a commission in connection therewith. Each party shall indemnify and save harm-less the other of and from any and all claims for commission or brokerage made by any and all persons, firms or corporations whatsoever as a result of the indemnifying party's actions for services in connection with the negotiation and execution of this Surrender Agreement or the surrender hereunder.

         7. Neither the directors of Johnson Controls nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the User with any liability, or held liable to it under any term or provision of this Surrender Agreement, or because of its execution or attempted execution or because of any breach thereof.

         8. As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the Agreement shall be and remain in full force and effect.

         9. This Surrender Agreement and the Agreement which it amends constitute the entire agreement between Johnson Controls and the User on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of Johnson Controls and the User. The User agrees that no representations or warranties shall be binding upon Johnson Controls unless expressed in writing in the Agreement or this Surrender Agreement.

         IN WITNESS WHEREOF, Johnson Controls and the User have executed and sealed these presents as of the date first written above.

ATTEST:                                          JOHNSON CONTROLS WORLD SERVICES
                                                 INC.

         /s/ Illegible                           By       /s/ C.R. Borders
--------------------------------                   -----------------------------
         Vice President                          (Title)        Vice President
                                                               (Corporate Seal)

ATTEST:                                          ATLANTIC AVIATION CORPORATION

        /s/ Victoria A. Tait                     By     /s/ R.N. Fitzgerald
--------------------------------                   -----------------------------
          Secretary                              (Title)       President
                                                              (Corporate Seal)

STATE OF FLORIDA        )
                        ) ss.
COUNTY OF BREVARD       )

On this 12th day of October, 1999, before me, the subscriber, a Notary Public, personally appeared Charles R. Borders, the Vice President of JOHNSON CONTROLS WORLD SERVICES INC. who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

                                                    /s/ Denise E. Minacapelli
                                                 -------------------------------
                                                    (notarial seal and stamp)

STATE OF DELAWARE       )
                        ) ss.
COUNTY OF NEW CASTLE    )

On this 11th day of October, 1999, before me, the subscriber, a Notary Public, personally appeared RN Fitzgerald the President of ATLANTIC AVIATION CORPORATION who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

                                                     /s/ Kathleen A. Stansell
                                                 -------------------------------
                                                    (notarial seal and stamp)

                                CONSENT AGREEMENT

         THIS AGREEMENT, dated as of October 15, 1999 by and among THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called "the Port Authority") and JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called the "Airport Operator") and ATLANTIC AVIATION CORPORATION (hereinafter called "the User"),

                                 WITNESS, THAT:

         WHEREAS, the Port Authority and the Airport Operator have heretofore entered into an agreement dated September 19, 1967 (which agreement, as the same has been or may hereafter be supplemented and amended, is hereinafter called "the Main Agreement"), pursuant to which the Airport Operator is operating and using Teterboro Airport (hereinafter called "the Airport") and;

         WHEREAS, pursuant to and in accordance with the terms of the Main Agreement, the Airport Operator and the User entered into a Use and Occupancy Agreement dated February 14, 1979 with the consent of the Port Authority (which consent was set forth in an agreement hereinafter called the "Consent Agreement") which Use and Occupancy Agreement has been designated TA-121 and hereinafter called "TA-121"; and

         WHEREAS, the Airport Operator and the User desire to execute a Surrender Agreement which calls for the User, under certain conditions, to surrender a portion of the Space associated with TA-121. A copy of which Surrender Agreement is attached hereto, made a part hereof and hereafter called "the Surrender Agreement", subject to the consent of the Port Authority and the execution of a Consent Agreement by and among the Airport Operator, the User and the Port Authority.

         NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Port Authority, the Airport Operator and the User hereby agree effective as of the Effective Date of the Surrender Agreement as follows:

         1. On the terms and conditions hereinafter set forth, the Port Authority consents to the Surrender Agreement.

         2. (a) If the Main Agreement shall terminate (whether through the expiration of its term or by earlier termination as provided in the Main Agreement) before the expiration date of the two year period identified in the Surrender Agreement, if the User is in occupancy of and using the "surrender space" identified in the Surrender Agreement, the Surrender Agreement will be terminated. Under these conditions, the User is obligated to enter into another surrender agreement with the Port Authority or a successor airport operator selected by the Port Authority with the same terms and conditions of the Surrender Agreement, and with such additional terms as may be necessary or appropriate.

         3. Neither this Consent Agreement, nor anything contained herein nor the consent granted hereunder shall constitute or be deemed to constitute a consent to nor shall they create an inference or implication that there has been consent to any enlargement, variation or change in the rights, powers and privileges granted to the Airport Operator under the Main Agreement, nor consent to the granting or conferring of any rights, powers or privileges to the User as may be provided by TA-121 if not granted to the Airport Operator under the Main Agreement, nor shall the same impair or change any of the duties, liabilities and obligations imposed on the Airport Operator under the Main Agreement. The Surrender Agreement is an agreement between the Airport Operator and the User with respect to the various matters set forth therein. Neither this Consent Agreement nor anything contained herein nor the consent granted hereunder shall constitute an agreement between the Port Authority and the Airport Operator that the provisions of Surrender Agreement shall apply and pertain as between the Airport Operator and the Port Authority, it being understood that the terms, provisions, covenants, conditions and agreements of the Main Agreement shall, in all respects, be controlling, effective and determinative. The specific mention of or reference to the Port Authority in any part of Surrender Agreement, including, without limitation thereto, any mention of any consent or approval of the Port Authority now or hereafter to be obtained, shall not be or be deemed to create an inference that the Port Authority has granted its consent or approval thereto under this Consent Agreement or shall thereafter grant its consent or approval thereto or that the subject matter as to which the consent or approval applies has been or shall be approved or consented to in principle or in fact or that the Port Authority's discretion pursuant to the Main Agreement as to any such consents or approvals shall in any way be affected or impaired. The lack of any specific reference in any provisions of the Surrender Agreement to Port Authority approval or consent shall not be deemed to imply that no such approval or consent is required and the Main Agreement shall, in all respects, be controlling, effective and determinative.

         4. The granting of the consent hereunder by the Port Authority shall not be or be deemed to operate as a waiver of consent to any subsequent agreement with respect to the use or occupancy of space at the Airport (by the Airport Operator or by the User) or to any assignment of the Main Agreement or TA-121 or of any rights under either of them, whether in whole or in part.

         5. Reference herein to the User shall mean and include the User, its officers, agents, employees and also others on the Space covered by TA-121 or elsewhere on the Airport with the consent of the User.

         6. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to the Airport Operator or to the User under any term of provision of this Consent Agreement or because of its execution or because of any breach or alleged breach hereof.

IN WITNESS WHEREOF, the Port Authority, the Airport Operator and the User have executed these presents.

ATTEST                                      THE PORT AUTHORITY OF NEW YORK AND
                                                  NEW JERSEY

/s/ Illegible                               By: /s/ R. Kelly
--------------------------------               ---------------------------------
Assistant Secretary                         Title: Aviation Director

ATTEST                                      JOHNSON CONTROLS WORLD SERVICES INC.

/s/ Illegible                               By: /s/ C.R. Borders
--------------------------------               ---------------------------------
Title: Vice President                       Title: Vice President

ATTEST                                      ATLANTIC AVIATION CORPORATION

/s/ Victoria A. Tait                         By: /s/ R.N. Fitzgerald
--------------------------------               ---------------------------------
Title: Secretary                            Title: President

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )

On the 15th day of October, in the year 1999, before me, the undersigned, a Notary Public in and for said state, personally appeared Robert J. Kelly personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                                     /s/ Karen E. Eastman
                                              ----------------------------------
                                                   (notarial seal and stamp)
STATE OF FLORIDA        )
                        ) ss.
COUNTY OF BREVARD       )

On this 12th day of October, 1999, before me, the subscriber, a Notary Public, personally appeared Charles R. Borders the Vice President of JOHNSON CONTROLS WORLD SERVICES INC., who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

                                                   /s/ Denise E. Minacapelli
                                              ----------------------------------
                                                   (notarial seal and stamp)
STATE OF DELAWARE       )
                        ) ss.
COUNTY OF NEW CASTLE    )

On this 11th day of October, 1999, before me, the subscriber, a Notary Public, personally appeared RN Fitzgerald the President of ATLANTIC AVIATION CORPORATION, who I am satisfied is the person who has signed the within instrument; and I having first made known to him the contents thereof he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

                                                   /s/ Kathleen A. Stansell
                                              ----------------------------------
                                                   (notarial seal and stamp)

                             DELEGATION OF AUTHORITY

In accordance with the authority granted by the General Delegation Resolutions of Johnson Controls World Services Inc. (the "Company"), as modified by the Resolutions adopted at that certain meeting of the Board of Directors of the Company held on December 19, 1989, I, Mark C. Filteau, hereby delegate to C. Robert Borders, Vice President (Acting) the authority to act on my behalf with respect to matters related to the Airport Management Services Division of the Company and Teterboro Airport, including the authority to sign the following documents related thereto:

         General correspondence

         Payroll Notifications in accordance with Company policy

         Contractual Agreements for supplies and services not exceeding
         $100,000.

         *Teterboro Airport Use and Occupancy Agreement for tenants and modifications thereto.

         *Permits to conduct business at Teterboro Airport and modifications and amendments thereto.

         *Licenses as may be required for activities at Teterboro Airport.

         *Consent Agreements.

         *FAA Reimbursement Documentation

*Subject to the terms of the Teterboro Operating Agreement executed between Pan American World Airways, Inc. and the Port of New York Authority dated September 19, 1967, which may require the consent of the Port Authority.

This Delegation of Authority is valid from July 1, 1996 through March 31, 1999, unless earlier rescinded by the writer.

JOHNSON CONTROLS WORLD SERVICES INC.

BY: /s/ Mark C. Filteau
   -------------------------------------------------
   Mark C. Filteau, Vice President, Federal Services

DATE: 12-23-98

                                  CERTIFICATION

I, Robert M. Carter, hereby certify that I am the Secretary of Johnson Controls World Services Inc. (the "Company"); that Mark C. Filteau, who executed the above Delegation of Authority, is the Vice President of the Company and has been authorized by the General Delegation Resolutions, as modified by the Resolutions of the Board of Directors adopted on December 19, 1989, to delegate the authority to execute in the name of and on behalf of the Company certain documents further described above; and, that said Resolutions have not been revoked, canceled, modified or superseded, to date.

BY: /s/ Robert M. Carter
   -------------------------------------------------
   Robert M. Carter, Secretary

DATE: 12-23-98                                        SEAL

                    THIS SUPPLEMENT SHALL NOT BE BINDING UPON
                    THE PORT AUTHORITY UNTIL DULY EXECUTED BY
                   AN EXECUTIVE OFFICER THEREOF AND DELIVERED
                   TO THE USER BY AN AUTHORIZED REPRESENTATIVE
                              OF THE PORT AUTHORITY

                                                               Teterboro Airport
                                                                Agreement TA-121
                                                                Supplement No. 5

                             SUPPLEMENTAL AGREEMENT

         THIS AGREEMENT, dated this 23rd day of August, 2000 by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the "Port Authority") and ATLANTIC AVIATION CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter called the "User"),

         WITNESSETH, THAT:

         WHEREAS, The Port Authority of New York and New Jersey (hereinafter called "the Port Authority") is the owner of Teterboro Airport located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and

         WHEREAS, Johnson Controls World Services Inc. (hereinafter called "Johnson Controls") is the operator of Teterboro Airport and has the right to operate and use the Airport as successor - assignee to an agreement between Pan American World Airways, Inc. (hereinafter called "Pan American") and the Port Authority dated September 19, 1967 (hereinafter called the "Basic Agreement"); and

         WHEREAS, a Use and Occupancy Agreement, bearing file No. TA-121 and made effective as of February 14, 1979, was entered into between Pan American and the User for the use and occupancy of certain Space at Teterboro Airport (which Use and Occupancy Agreement is hereinafter referred to as "the Agreement"); and

         WHEREAS, Johnson Controls and the Port Authority intend to terminate the Basic Agreement effective as of the Termination Date, as hereinafter defined; and

         WHEREAS, effective from and after the Termination Date the Port Authority will be the operator of the Airport and now desires, together with the User, to provide for the continuation of the Agreement and the substitution of the Port Authority in the place and stead of Johnson Controls as the Airport Operator under the Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements and respective promises herein contained and made by the parties hereto, the parties hereby agree, as of the date first set forth above, as follows:

         1. The parties hereby agree that if, as and when the Basic Agreement shall expire or be terminated, the Port Authority shall notify the User of the effective date thereof, with such date set forth in said notice being herein referred to as the "Effective Date." From and after the Effective Date, the term of the Agreement shall continue as provided in the Agreement with the Port Authority as the Airport Operator thereunder, with the Port Authority succeeding to all the rights and obligations of Johnson Controls under the Agreement from and after the Termination Date. The obligations and liabilities of Johnson Controls to the User arising under the Agreement prior to the Termination Date shall be and remain the obligations and liabilities of Johnson Controls and the Port Authority shall have no responsibility therefore.

         2. As between the Port Authority and the User, this substitution of the Port Authority shall not in any way whatsoever affect or impair the liability of Johnson Controls to the User or to the Port Authority to perform all the terms, provisions and conditions of the Agreement on the part of Johnson Controls to be performed, for the period from the effective date of the Agreement to and including the Termination Date and the obligation to comply with all requirements of the Port Authority and appropriate federal, state and local governmental agencies arising from any environmental condition of the Space.

         3. From and after the Termination Date, the Port Authority shall assume all the rights, obligations and duties of Johnson Controls under the Agreement as well as the performance of, and does hereby agree to perform, all the terms, provisions and conditions of the Agreement on the part of the Airport Operator thereunder to be performed. The execution of this instrument by the Port Authority does not constitute a representation by it that Johnson Controls has performed or fulfilled every obligation required by the Agreement; as to such matters the User agrees to look solely to Johnson Controls.

         4. No provision of the Agreement, including but not limited to, those imposing obligations on the User with respect to laws, rules, regulations, taxes, assessments and liens, shall be construed as a submission or admission by the Port Authority that the same could or does lawfully apply to the Port Authority, nor shall the existence of any provision of the Agreement covering actions which shall or may be undertaken by the User or the Airport Operator, including but not limited to, construction on the Space covered by the Agreement, be deemed to imply or infer that Port Authority consent or approval thereto has been or shall be given or that Port Authority discretion with respect thereto will in any way be affected or impaired. References in this paragraph to specific matters and provisions shall not be construed as indicating any limitation upon the rights of the Port Authority with respect to its discretion as to matters and provisions in the Agreement which are not specifically referred to herein.

         5. Except as otherwise provided herein, during the remainder of the term of the Agreement all the terms, provisions, covenants and conditions of the Agreement shall be and continue in full force and effect.

         6. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the User with any liability, or held liable to it under any term or provision of this Supplemental Agreement, or because of its execution or attempted execution or because of any breach thereof.

         7. This Supplemental Agreement and the Agreement which it amends constitute the entire agreement between the Port Authority and the User on the subject matter, and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the User.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST                                       THE PORT AUTHORITY OF NEW YORK AND
                                                    NEW JERSEY

 /s/ Illegible                               By: /s/ Francis A. Dimola
--------------------------------                --------------------------------
Secretary                                    Title: Assistant Director

ATTEST                                       ATLANTIC AVIATION CORPORATION

 /s/ T.W. Crawley                            By: /s/ R.N. Fitzgerald
--------------------------------                --------------------------------
                                             Title: President
                                                          (Corporate Seal)

STATE OF NEW JERSEY            )
                               ) ss.
COUNTY OF                      )

On this 4th day of December, 2000, before me, the subscriber, a notary public of New York, personally appeared Francis A. Dimola, the Assistant Dir. Aviation Dept of The Port Authority of New York and New Jersey, who I am satisfied is the person who has signed the within instrument; and, I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation made by virtue of the authority of its Board of Commissioners..

                                               /s/ Mary Ann Grossu
                                              ----------------------------------
                                                   (notarial seal and stamp)


STATE OF DELAWARE               )
                                ) ss.
COUNTY OF NEW CASTLE            )

On this 3rd day of November, 2000, before me, the subscriber, a Notary Public, personally appeared Raymond N. Fitzgerald, the President of Atlantic Aviation Corporation, who I am satisfied is the person who has signed the within instrument; and, I having first made known to him the contents thereof, he did acknowledge that he signed, sealed with the corporate seal and delivered the same as such officer aforesaid and that the within instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its Board of Directors.

                                               /s/ Victoria A. Tait
                                              ----------------------------------
                                                   (notarial seal and stamp)